UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Donegal Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

WE WILL HOLD ON APRIL 17, 2025

To the Stockholders of

DONEGAL GROUP INC.:

We encourage you to read the accompanying proxy statement and our 2024 Annual Report to stockholders (our “2024 Annual Report”). The accompanying proxy statement, together with the enclosed form of proxy card, is first being mailed to our stockholders on or about March 17, 2025.

We will hold our 2025 annual meeting of stockholders (our “2025 Annual Meeting”) as a “virtual meeting” on Thursday, April 17, 2025 at 10:00 a.m., Eastern time. Stockholders will not be able to attend the meeting in person. You will be able to attend our 2025 Annual Meeting, vote and submit questions during our 2025 Annual Meeting via live webcast only at www.virtualshareholdermeeting.com/DGICA2025. In order to participate, vote and submit questions in our 2025 Annual Meeting, you will need to have your 16-digit control number that is included on the proxy card we include with this notice of our 2025 Annual Meeting and our proxy statement relating to our 2025 Annual Meeting. Guests may participate in the webcast but will not have the ability to vote or ask questions during our 2025 Annual Meeting.

At our 2025 Annual Meeting, our stockholders will vote on the following items of stockholder business:

●	The election of the two persons our board of directors has nominated to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office; and

●	The ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Our advance notice by-laws require that our stockholders submit to us, not later than 90 days and not earlier than 120 days prior to the first anniversary of the date on which we first mailed our proxy statement to stockholders for our most recent year’s annual meeting of stockholders, the information specified in those by-laws regarding any nomination by a stockholder of a candidate for election as a director or any proposal by a stockholder of any other item of stockholder business a stockholder wishes our stockholders to consider at our next forthcoming annual meeting of stockholders. Those dates were between November 15, 2024 and December 15, 2024 with respect to our 2025 Annual Meeting and are between November 17, 2025 and December 17, 2025 with respect to our 2026 annual meeting of stockholders. No stockholder made another nomination or other proposal for consideration by our stockholders at our 2025 Annual Meeting.

Our board of directors has established the close of business on March 3, 2025 as the record date for the determination of the holders of our Class A common stock and for the determination of the holders of our Class B common stock entitled to notice of, and to vote at, our 2025 Annual Meeting.
We include our 2024 Annual Report with this notice of our 2025 Annual Meeting and our proxy statement relating to our 2025 Annual Meeting. You may vote at our 2025 Annual Meeting by mail, by telephone or via the Internet as we describe on the enclosed proxy card that you may use to vote by proxy at our 2025 Annual Meeting.

By order of our board of directors,

Kevin G. Burke,
President and Chief Executive Officer

March 17, 2025
Marietta, Pennsylvania

Important Notice Regarding the Availability of Our Proxy Materials for

Our April 17, 2025 Annual Meeting

This mailing includes our notice of our 2025 Annual Meeting, our proxy statement with respect to our 2025 Annual Meeting and our 2024 Annual Report. You may also view each of these documents on the Internet at www.proxyvote.com. No information on our website other than our notice of our 2025 Annual Meeting, this proxy statement with respect to our 2025 Annual Meeting and our 2024 Annual Report constitutes a part of our proxy solicitation materials for our 2025 Annual Meeting or part of our 2024 Annual Report.

DONEGAL GROUP INC.

PROXY STATEMENT

Introduction

This proxy statement contains information relating to our 2025 Annual Meeting. We will hold our 2025 Annual Meeting as a “virtual meeting” on Thursday, April 17, 2025 at 10:00 a.m., Eastern time. You will be able to attend our 2025 Annual Meeting, vote and submit questions during our 2025 Annual Meeting via live webcast only at www.virtualshareholdermeeting.com/DGICA2025. In order to participate, vote and submit questions in our 2025 Annual Meeting, you will need to have your 16-digit control number that is included on the proxy card we include with this notice of our 2025 Annual Meeting and our proxy statement relating to our 2025 Annual Meeting. Guests may participate in the webcast but will not have the ability to vote or ask questions during our 2025 Annual Meeting.

On March 17, 2025, we commenced the mailing to our stockholders of record at the close of business on March 3, 2025 of:

●	this proxy statement;

●	a form of proxy card;

●	a postage-paid return envelope for the convenience of our stockholders in returning their completed and signed proxy card to the firm that tabulates the results of the proxy votes of our stockholders; and

●	our 2024 Annual Report.

We ask our stockholders to return their completed proxy cards promptly unless a stockholder prefers to vote by telephone or via the Internet at www.proxyvote.com.

We will pay the costs of preparing and mailing our proxy materials for our 2025 Annual Meeting to our stockholders and making those materials available for our stockholders to view on the Internet. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy solicitation materials for our 2025 Annual Meeting to the beneficial owners of our Class A common stock and to the beneficial owners of our Class B common stock for whom such persons serve as record holders. We may also solicit proxies from some stockholders in person, by mail, by e-mail or by telephone through our directors, officers and regular employees whom we do not employ specifically for proxy solicitation purposes and none of whom will receive any additional compensation for performing such services.

(i)

Summary of Our 2024 Performance

For 2024, our total revenues increased 6.7% compared to 2023, with the increase largely related to a 6.2% increase in net premiums earned for 2024 compared to 2023. We had net income of $50.9 million and net income per diluted Class A share of $1.53 for 2024, compared to net income of $4.4 million and net income per diluted Class A share of 14 cents for 2023. The following table depicts our total revenues, net income (loss), net income (loss) per diluted Class A share and net income (loss) per Class B share for the three years ended December 31, 2024, 2023 and 2022. For further information, we refer you to the financial statements we include in our 2024 Annual Report.

	Year Ended December 31
	2024	2023	2022

Total revenues	$989.6 million	$927.3 million	$848.2 million
Net income (loss)	50.9 million	4.4 million	(2.0) million
Net income (loss) per diluted Class A share	1.53	0.14	(0.06)
Net income (loss) per Class B share	1.38	0.11	(0.07)

We use the following defined terms in this proxy statement:

●	“Annual Meeting” or “2025 Annual Meeting” means our annual meeting of stockholders that we will hold virtually on April 17, 2025;

●	“Annual Report” or “2024 Annual Report” means our Annual Report to our stockholders for 2024;

●	“Atlantic States” means Atlantic States Insurance Company;

●	“Code” means the Internal Revenue Code of 1986, as amended;

●	“Computershare” means Computershare Trust Company, N.A., the transfer agent for our Class A common stock and our Class B common stock;

●	“DGCL” means the Delaware General Corporation Law, as amended;

●	“DGI,” “we,” “us” or “our” means Donegal Group Inc.;

●	“Donegal Mutual” means Donegal Mutual Insurance Company;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“MICO” means Michigan Insurance Company;

●	“PCAOB” means the Public Company Accounting Oversight Board (United States);

●	“PHCA” means the Pennsylvania Insurance Holding Companies Act, as amended; and

●	“SEC” means the Securities and Exchange Commission.

(ii)

(iii)

Unless we otherwise expressly indicate, all of the financial information we include or incorporate by reference in this proxy statement for our 2025 Annual Meeting relates to our 2024 fiscal year. Our 2024 fiscal year began

on January 1, 2024 and ended on December 31, 2024.

(iv)

OUR 2025 ANNUAL MEETING

In accordance with this proxy statement, our board of directors solicits proxies from our stockholders for use in connection with our 2025 Annual Meeting and any adjournment or postponement of our 2025 Annual Meeting. We will hold our 2025 Annual Meeting as a “virtual meeting” on Thursday, April 17, 2025 at 10:00 a.m., Eastern time. You will be able to attend our 2025 Annual Meeting, vote and submit questions during our 2025 Annual Meeting via live webcast only at www.virtualshareholdermeeting.com/DGICA2025.

What is the agenda for our 2025 Annual Meeting?

At our 2025 Annual Meeting, our stockholders will consider and act upon the two items of stockholder business we propose as follows:

●	the election of the following two persons our board of directors has nominated to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office:

Barry C. Huber and S. Trezevant Moore, Jr.; and

●	the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Current director Scott A. Berlucchi, who joined our board of directors in 2013 and was a director of Donegal Mutual from 2006 until his retirement earlier this year, will be retiring from board service as of the conclusion of our 2025 Annual Meeting. Our board of directors extends its appreciation to Mr. Berlucchi for his contributions and insights during his service as a director. Effective as of the conclusion of our 2025 Annual Meeting, the size of our board of directors will be reduced from 11 members to 10 members.

We refer you to detailed descriptions of each of these proposals we include within this proxy statement.

What is the effect of our advance notice by-laws?

Our advance notice by-laws require that a stockholder provide us with a specified period of prior notice of that stockholder’s intention to nominate any candidate for election as a director at our annual meetings or to propose any other item of stockholder business for stockholder consideration at our annual meetings.

Our advance notice by-laws establish a date by which a stockholder must submit a stockholder proposal to us with respect to our next forthcoming annual meeting of stockholders. Those dates in general are not later than 90 days and not earlier than 120 days prior to the first anniversary of the mailing date of our proxy solicitation material for our prior year’s annual meeting of stockholders. After that date, a stockholder may no longer propose any candidate for election as a director at our next forthcoming annual meeting of stockholders and may no longer propose any other item of stockholder business for consideration and a vote by our stockholders at our next forthcoming annual meeting of stockholders. For our 2025 Annual Meeting, those dates were between November 15, 2024 and December 15, 2024. For our 2026 annual meeting of stockholders, those dates are between November 17, 2025 and December 17, 2025. The purpose of our advance notice by-laws is to ensure that we can include in our annual proxy statements, for the information of all of our stockholders, all of the actions we or others propose to present for consideration by our stockholders at our annual meetings of stockholders. In addition, the deadline for a stockholder to provide notice under SEC Rule 14a-19, the SEC’s universal proxy rule, of the stockholder’s intent to solicit proxies in support of candidates submitted under our certificate of incorporation and by-laws was February 17, 2025 for our 2025 Annual Meeting and is February 16, 2026 for our 2026 annual meeting of stockholders. Further, any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the rules of the SEC and other applicable rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2026 annual meeting of stockholders must deliver such proposal and an appropriate supporting statement not later than November 17, 2025.

No stockholder has nominated a candidate for election as a Class C director at our 2025 Annual Meeting or proposed the transaction of any other item of stockholder business at our 2025 Annual Meeting. Therefore, under applicable law and our by-laws, at our 2025 Annual Meeting:

●	no stockholder may validly present a nomination of a candidate for election as a Class C director or validly propose any other item of stockholder business; and

●	we will not conduct a vote of our stockholders on any item of stockholder business other than those two items of stockholder business we describe in this proxy statement and in our accompanying notice of our 2025 Annual Meeting and procedural matters related to the conduct of our 2025 Annual Meeting.

We are a Delaware corporation. Therefore, the DGCL, our certificate of incorporation as currently in effect and our by-laws as currently in effect govern the conduct of business at our annual meetings of stockholders, our relationships with our stockholders and the relative rights, powers, duties and obligations of us and our stockholders, directors, nominees for directors, officers and employees.

What is the quorum requirement for the conduct of business at our 2025 Annual Meeting?

Our by-laws provide that the presence, in person or by proxy, of not less than a majority of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock as of the record date for our 2025 Annual Meeting voting together as a single class constitutes a quorum at our 2025 Annual Meeting. Because Donegal Mutual owns approximately 70% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and all of Donegal Mutual’s shares will be present at our 2025 Annual Meeting, a quorum will be present at our 2025 Annual Meeting. Because a quorum will be present at our 2025 Annual Meeting, our stockholders will have the legal power and authority to conduct the two items of stockholder business at our 2025 Annual Meeting that we describe in our notice of our 2025 Annual Meeting and in this proxy statement.

What is the order of business at our 2025 Annual Meeting?

Our by-laws and applicable provisions of the DGCL govern the organization, conduct of business at and the adjournment or postponement of our 2025 Annual Meeting. Our board of directors has designated Kevin G. Burke, our president and chief executive officer, as the presiding officer of our 2025 Annual Meeting. Mr. Burke will call our 2025 Annual Meeting to order and will conduct the business of our 2025 Annual Meeting, including voting upon the two items of stockholder business upon which our stockholders will vote at our 2025 Annual Meeting. Mr. Burke, in his capacity as the presiding officer of our 2025 Annual Meeting, will determine, in his discretion, the order of the items of stockholder business we will conduct at our 2025 Annual Meeting and the procedural manner in which we will conduct the business of our 2025 Annual Meeting. If Mr. Burke is unavailable for any reason, our board of directors will designate a replacement as presiding officer of our 2025 Annual Meeting.

We have historically conducted the voting on the items of stockholder business we submit for a stockholder vote at our annual meetings of stockholders immediately following the calling to order of our annual meetings and the determination of a quorum by the presiding officer of our annual meetings. We currently intend to follow a substantially similar procedure at our 2025 Annual Meeting. After our stockholders have voted on the two items of stockholder business we describe in this proxy statement, and the inspectors of election our board of directors has appointed have tallied the voting on those two items of stockholder business, Kevin G. Burke, our president and chief executive officer, and Jeffrey D. Miller, our executive vice president and chief financial officer, will then discuss our results of operations for 2024 compared to 2023 and our outlook for 2025. After those remarks, the inspectors of election for our 2025 Annual Meeting will announce the results of the voting on the two items of business on which our stockholders have voted at our 2025 Annual Meeting. Then Messrs. Burke and Miller will, as they deem appropriate in their discretion under then prevailing circumstances, recognize stockholders who wish to ask pertinent questions or make comments.

Who is entitled to notice of, and who may vote at, our 2025 Annual Meeting?

Our board of directors established the close of business on March 3, 2025 as the record date for the determination of the holders of our Class A common stock and the holders of our Class B common stock who are entitled to notice of, and to vote at, our 2025 Annual Meeting. We refer to those eligible stockholders as “stockholders of record” in this proxy statement. Stockholders of record, including persons whom a stockholder of record duly and validly appoints as the proxy of such stockholder of record, may attend, and vote at, our 2025 Annual Meeting.

Each share of our Class A common stock held of record for our 2025 Annual Meeting has the right to cast one-tenth of a vote for each nominee for election as a Class C director at our 2025 Annual Meeting and for the other items of stockholder business we submit to a vote of our stockholders at our 2025 Annual Meeting.

Each share of our Class B common stock held of record for our 2025 Annual Meeting has the right to cast one vote for each nominee for election as a Class C director at our 2025 Annual Meeting and for the other items of stockholder business we submit to a vote of our stockholders at our 2025 Annual Meeting.

We recommend that you vote by proxy using one of the methods we describe in this proxy statement under “How do you vote the DGI shares you own that are registered in your name and what is the deadline for voting?”

Computershare, our independent stock transfer agent, has prepared and certified a list of all holders of our Class A common stock and all holders of our Class B common stock outstanding as of the close of business on March 3, 2025, the record date for our 2025 Annual Meeting. If your name appears on that certified list of stockholders, you are a stockholder of record entitled to vote at our 2025 Annual Meeting. For example, you are a stockholder of record if you received this proxy statement and the related materials for our 2025 Annual Meeting directly from us through our mailing agent and not indirectly from another person who is the record holder of the shares you own beneficially, such as a bank, a brokerage firm or other fiduciary or representative.

Our by-laws, in compliance with the DGCL, provide a stockholder of record an opportunity, subject to that stockholder of record’s prior compliance with certain conditions we describe in this proxy statement, during the 10 calendar days preceding the date of our 2025 Annual Meeting, to examine, at our principal executive offices in Marietta, Pennsylvania, an alphabetical list of the holders of record for our 2025 Annual Meeting of our Class A common stock and an alphabetical list of the holders of record for our 2025 Annual Meeting of our Class B common stock. We will grant the request of a stockholder of record to make such an examination if:

●	the stockholder of record makes a written request to make such an examination at our principal executive offices during such ten-day period addressed to Jeffrey D. Miller, our executive vice president and chief financial officer; and

●	we determine, in our discretion, that the stockholder of record’s request to examine our stockholder list is proper and legally relevant to one of the two items of stockholder business we will conduct at our 2025 Annual Meeting.

If a stockholder of record does not make such a written request to inspect our list of stockholders within the ten-day period we describe above or if we make a determination, in our discretion, that the stockholder of record’s request for inspection of our list of stockholders within such ten-day period is not proper or not legally relevant to one of the two items of stockholder business we will conduct at our 2025 Annual Meeting, we will not permit that stockholder of record to examine the list of the record holders of our Class A common stock and the record holders of our Class B common stock.

If you are the beneficial owner of shares of our Class A common stock or the beneficial owner of shares of our Class B common stock registered in the name of a bank, broker, nominee or other fiduciary or representative, which we also refer to in this proxy statement as shares held in “street name,” we consider you the beneficial owner of the shares your bank, your broker or your other fiduciary or representative holds for you, and we consider your bank, your broker or your other fiduciary or representative the stockholder of record of your shares. Your bank, your broker or your other fiduciary or representative will send you separately, as the beneficial owner, information describing the procedure for you to vote your shares. You should follow the instructions your bank, your broker or your other fiduciary or representative provides to you on how to vote your shares held in street name in the manner you determine.

Which of the items of stockholder business we will conduct at our 2025 Annual Meeting do we consider routine and which do we consider non-routine?

We will transact two items of stockholder business at our 2025 Annual Meeting. We consider these items routine or non-routine as we indicate in the table below:

Item of Business	Routine	Non-Routine
Election of Class C directors		X
Ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2025	X

Under applicable rules, a record owner who is not also the beneficial owner, such as a broker, has the authority to vote on routine matters, but may not vote on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspectors of election that it does not have authority to vote on that non-routine matter with respect to your shares. This lack of authority is known as a broker non-vote.

What percentage of the aggregate voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock is necessary to approve the items of stockholder business that will come before our 2025 Annual Meeting?

Election of Two Class C Directors

The two persons our board of directors has nominated for election as Class C directors are the only nominees eligible for election as Class C directors at our 2025 Annual Meeting and any adjournment or postponement of our 2025 Annual Meeting. Our certificate of incorporation and our by-laws do not authorize cumulative voting in the election of our directors. As the DGCL permits and our by-laws provide, we utilize a plurality of the votes cast standard, and not a majority of the outstanding votes cast standard, in determining the election of our directors by our stockholders. Our certificate of incorporation provides that our shares of Class A common stock and our shares of Class B common stock vote together as a single class in the election of our directors. At our 2025 Annual Meeting, our stockholders will elect as Class C directors the two nominees for election as Class C directors who receive the highest number of stockholder votes at our 2025 Annual Meeting. The two persons elected as Class C directors at our 2025 Annual Meeting will serve for a term of three years and until the election of their respective successors and their respective successors take office.

If you properly submit your proxy and mark Withhold Authority for the election of some or all of our nominees for election as Class C directors, the proxies we have named will not vote your shares for the election of the nominee or nominees as Class C directors as to whom you have withheld authority. We will count the shares for which you have withheld authority to vote for the election of Class C directors as present at our 2025 Annual Meeting for the purpose of determining whether a quorum is present at our 2025 Annual Meeting. Because Donegal Mutual will vote all of its shares for the election of the two nominees for Class C directors we name in this proxy statement and Donegal Mutual-owned shares constitute approximately 70% of votes entitled to be cast at our 2025 Annual Meeting, our stockholders will elect those Class C nominees (Barry C. Huber and S. Trezevant Moore, Jr.) at our 2025 Annual Meeting to serve as Class C directors for a term of three years and until the election of their respective successors and their respective successors take office.

Ratification of the Appointment by Our Audit Committee of KPMG LLP to Serve as Our Independent Registered Public Accounting Firm for 2025

Ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of the holders of a majority of the voting power of our outstanding shares of Class A common stock and our outstanding shares of Class B common stock, voting together as a single class, present, including by proxy, and entitled to vote on the proposal at our 2025 Annual Meeting. Because Donegal Mutual will vote all of its shares for ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2025 and the Donegal Mutual-owned shares constitute approximately 70% of the votes entitled to be cast at our 2025 Annual Meeting, our stockholders will approve the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for 2025.

Broker Non-Votes

Broker non-votes are shares brokers or nominees hold of record in their name for which such brokers or nominees do not have discretionary voting power on the item to be voted upon and may not vote on the item because the broker or nominee has not received voting instructions from the beneficial owner of those shares. Broker non-votes, if any, will be treated as votes present for the purpose of determining a quorum at our 2025 Annual Meeting but will not affect the outcome of any matter we submit to a vote of our stockholders at our 2025 Annual Meeting. The following table summarizes the two items of stockholder business our stockholders will vote upon at our 2025 Annual Meeting and the voting options, vote required, effect of abstentions and effect of broker non-votes for each item.

Proposals for Your Vote	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of two Class C directors	“For” or “Withhold”	Plurality of the votes cast	No effect	No effect

Ratification of appointment of independent public accounting firm	“For,” “Against” or “Abstain”	Majority of votes cast	No effect	Brokers have discretion to vote

What are the voting rights of our stockholders?

At the close of business on March 3, 2025, we had outstanding:

●	30,062,059 shares of our Class A common stock, each share of which entitles its holder to cast one-tenth of a vote per share with respect to each matter we submit to a vote of our stockholders at our 2025 Annual Meeting; and

●	5,576,775 shares of our Class B common stock, each share of which entitles its holder to cast one vote per share with respect to each matter we submit to a vote of our stockholders at our 2025 Annual Meeting.

In summary:

●	the holders of record of all of our outstanding shares of Class A common stock have the right to cast a total of 3,006,205 votes on each matter we submit to a vote of our stockholders at our 2025 Annual Meeting;

●	the holders of record of all of our outstanding shares of Class B common stock have the right to cast a total of 5,576,775 votes on each matter we submit to a vote of our stockholders at our 2025 Annual Meeting; and

●	the holders of record of all of our outstanding shares of Class A common stock and the holders of record of all of our outstanding shares of Class B common stock voting together as a single class have the right to cast a total of 8,582,980 votes on each matter we submit to a vote of our stockholders at our 2025 Annual Meeting.

At the close of business on March 3, 2025, Donegal Mutual owned of record and beneficially 13,219,273 shares, or approximately 44.0%, of our outstanding Class A common stock, and 4,708,570 shares, or 84.4%, of our outstanding Class B common stock. Donegal Mutual therefore has the right to cast votes that constitute approximately 70% of the combined voting power at our 2025 Annual Meeting on each matter we submit to a vote of our stockholders at our 2025 Annual Meeting.

Donegal Mutual has advised us that it will vote all of its shares of our Class A common stock and all of its shares of our Class B common stock at our 2025 Annual Meeting as follows:

●	for the election of Barry C. Huber and S. Trezevant Moore, Jr. to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office; and

●	for the ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

As a result, based on the information Donegal Mutual furnished to us as to how Donegal Mutual will vote its shares at our 2025 Annual Meeting and because Donegal Mutual-owned shares constitute approximately 70% of votes entitled to be cast at our 2025 Annual Meeting, we anticipate our stockholders will, at our 2025 Annual Meeting:

●	elect Barry C. Huber and S. Trezevant Moore, Jr. to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office; and

●	ratify the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

How do you vote the DGI shares you own that are registered in your name and what is the deadline for voting?

If the certified list our transfer agent prepared of the holders of our Class A common stock and the holders of our Class B common stock as of the record date includes your name, you are a stockholder of record and you may attend our 2025 Annual Meeting and vote during our 2025 Annual Meeting webcast or by proxy on the items of stockholder business we submit to a vote of our stockholders at our 2025 Annual Meeting.

You may vote by using one of the following four methods:

Vote during our 2025 Annual Meeting webcast – attend our 2025 Annual Meeting live webcast at www.virtualshareholdermeeting.com/DGICA2025 and cast a vote by following the instructions provided in the webcast portal. Have your proxy card available when you access the webcast.

Vote by telephone – use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week by dialing 1-800-690-6903. Have your proxy card available when you call.

Vote via the Internet – use the Internet to vote your proxy 24 hours a day, 7 days a week at www.proxyvote.com. Have your proxy card available when you access the website.

Vote by mail – mark, sign and date the proxy card we have mailed to you and return it in the postage-prepaid envelope we mailed to you along with this proxy statement and our other proxy solicitation materials for our 2025 Annual Meeting.

The deadline for stockholders of record to vote at our 2025 Annual Meeting by telephone or via the Internet is 11:59 p.m., local time, on April 16, 2025 for shares held directly and 11:59 p.m., local time, on April 14, 2025 for shares held in the 401(k) Plan of Donegal Mutual. The deadline for our receipt of proxies submitted by mail or by express delivery services for voting at our 2025 Annual Meeting is 3:00 p.m., local time, on April 16, 2025. If you vote by proxy, the proxies our board of directors has appointed will vote your shares as you direct on any proxy card you return by mail, by telephone or via the Internet.

If a broker, bank or other fiduciary or representative is the holder of record of your shares, see “How do you vote the DGI shares you own beneficially that are registered in the name of another person?” below.

How do you vote the DGI shares you own beneficially that are registered in the name of another person?

If you are not a stockholder of record, but you are a “beneficial owner” of our Class A common stock or our Class B common stock at the close of business on March 3, 2025, which means that the list of our stockholders of record at the close of business on March 3, 2025 our transfer agent prepared does not include your name but instead the name of the bank, broker, nominee or other fiduciary or representative who is the holder of record of your shares, you must either direct the holder of record of your shares to vote your shares on your behalf on the items of stockholder business upon which our stockholders will vote at our 2025 Annual Meeting or you must obtain a form of proxy from your holder of record that you may then vote as if you were the holder of record. Your broker does not have the discretion to vote your shares on the election of two Class C directors.

Your broker, however, does have the discretion to vote your shares on routine matters at our 2025 Annual Meeting. The stockholder ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025 is a routine matter as to which your broker may exercise discretionary voting power.

If you are a “beneficial owner” of our Class A common stock or our Class B common stock and desire to attend our 2025 Annual Meeting and vote the shares you beneficially own during our 2025 Annual Meeting live webcast, you must obtain a proxy from your holder of record that you may vote as if you were the holder of record and not direct your holder of record how to vote. Your holder of record is generally the bank, broker, nominee or other fiduciary or representative who holds your shares in its name on your behalf.

How does our board of directors recommend our stockholders vote at our 2025 Annual Meeting?

Our board of directors unanimously recommends that each of our stockholders complete such stockholder’s proxy and vote as follows:

●	For the election of Barry C. Huber and S. Trezevant Moore, Jr. to serve as Class C directors, each for a term of three years and until the election of their respective successors and their respective successors take office; and

●	For ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Unless you mark your proxy card to the contrary, the proxies our board of directors has appointed will vote your shares represented by a duly completed proxy as follows:

●	For the election of the two nominees for Class C directors we name in this proxy statement; and

●	For ratification of the appointment by our audit committee of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

May you change your vote after you have voted by proxy but before the commencement of voting at our 2025 Annual Meeting?

Yes. You may revoke your proxy at any time prior to the time when voting closes during our 2025 Annual Meeting. If you are a stockholder of record, you may revoke your proxy by timely:

●	submitting to our corporate secretary a notice of revocation of your proxy by telephone, via the Internet or by mail at Donegal Group Inc., P.O. Box 302, Marietta, PA 17547;

●	returning a second proxy dated later than the date of your first proxy by telephone, via the Internet or by mail; or

●	voting during our 2025 Annual Meeting live webcast.

If you are a beneficial owner, you must contact the bank, broker, nominee, other fiduciary or representative or other person that is the holder of record of the shares you own in order to revoke your voting instructions or to change your vote.

If you have any questions about our 2025 Annual Meeting or voting your shares, please call Jeffrey D. Miller, our executive vice president and chief financial officer, at 1-800-877-0600 or e-mail Mr. Miller at jeffmiller@donegalgroup.com.

What should you do if you need technical assistance during our 2025 Annual Meeting webcast?

If you encounter any difficulties accessing or participating in our 2025 Annual Meeting webcast, please call the technical support telephone number that will be shown on the website we use for our 2025 Annual Meeting.

Where can you find the voting results of our 2025 Annual Meeting?

We will announce preliminary voting results at our 2025 Annual Meeting. The inspectors of election will tally final voting results after the taking of the vote at our 2025 Annual Meeting. We will publish the final voting results in a Current Report on Form 8-K, which we are required to file with the SEC.

OUR BUSINESS STRATEGIES

Our business strategies seek to enhance stockholder value by pursuing prudent revenue growth as well as improving operating efficiencies in order to sustain and improve the long-term, cost-effectiveness and operating profits of our businesses. Our board of directors and management regularly evaluate our business strategies and concentrate on improving our long-term, sustainable earnings. We focus on:

●	achieving sustained excellent financial performance by carefully selecting product lines and individual risks, utilizing data analytics and predictive modeling tools to inform risk selection and pricing decisions, managing property exposures in catastrophe-prone areas and evaluating claims history on a regular basis to analyze the adequacy of the underwriting guidelines and product pricing of our insurance subsidiaries;

●	strategically modernizing our operations and processes to transform our business through the utilization of technology, development and expansion of risk-based pricing segmentation, analytical innovation, predictive modeling solutions, formal data strategies, performance monitoring, enhanced reporting mechanisms and process excellence;

●	capitalizing on opportunities to grow profitably by expanding organically within the existing markets of our insurance subsidiaries, developing, maintaining and expanding quality independent insurance agency representation and executing state-specific strategies for growth or reduction of premiums, agency distribution and enhanced profit generation over the next several years; and

●	providing superior experiences to agents, policyholders and employees by providing fully automated underwriting and policy issuance portals that substantially ease data entry and facilitate the quoting and issuance of policies for the independent agents of our insurance subsidiaries, providing a consistently responsive level of claims service, underwriting and customer support and maintaining a culture that is based on integrity and respect within an environment designed to provide rewarding careers for our employees.

CERTAIN BENEFICIAL OWNERS OF OUR CLASS A COMMON STOCK

AND OUR CLASS B COMMON STOCK

Beneficial Owners of 5% or More of Our Class A Common Stock or Our Class B Common Stock

The table below lists each person whom we believe beneficially owned 5% or more of the outstanding shares of our Class A common stock (NASDAQ symbol DGICA) or 5% or more of the outstanding shares of our Class B common stock (NASDAQ symbol DGICB), in each case, as of the close of business on March 3, 2025.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	13,219,273	44.0%	4,708,570	84.4%
Dimensional Fund Advisors LP(1) 6300 Bee Cave Road Austin, TX 78746	1,804,968	6.0	—	—
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	1,684,802	5.6	—	—

(1)	Dimensional Fund Advisors LP reported the ownership information shown in the above table in a Schedule 13F-HR it filed with the SEC on February 13, 2025.

(2)	BlackRock, Inc. reported the ownership information shown in the above table in a Schedule 13F-HR it filed with the SEC on February 7, 2025.

The Beneficial Ownership of Our Stock by Our Directors and Executive Officers

The following table shows the amount and the percentage of the outstanding shares of our Class A common stock and the amount and the percentage of the outstanding shares of our Class B common stock that each of our directors and named executive officers and our directors and executive officers as a group owned beneficially at the close of business on March 3, 2025. The total shares shown for each person includes shares the person owned jointly, in whole or in part, with the person’s spouse, or owned individually by the person’s spouse and shares purchasable upon the exercise of stock options that were exercisable as of March 3, 2025 or that become exercisable within 60 days after March 3, 2025. The ownership of each director and named executive officer is less than 1% unless the table below indicates otherwise.

	Class A Common Stock		Class B Common Stock
Name of Individual or Identity of Group(1)	Shares Beneficially Owned	Percent Owned	Shares Beneficially Owned	Percent Owned
Directors and Director Nominee:
Scott A. Berlucchi (2)	22,397	—	—	—
Dennis J. Bixenman	21,655	—	—	—
Kevin G. Burke	89,823	—	—	—
Jack L. Hess	116,415	—	—	—
Barry C. Huber	28,867	—	—	—
David C. King	16,000	—	—	—
Kevin M. Kraft, Sr.	26,936	—	—	—
Jon M. Mahan	22,988	—	—	—
S. Trezevant Moore, Jr.	39,655	—	1,000	—
Britta H. Schatz	2,500	—	—	—
Annette B. Szady	16,000	—	—	—

Named Executive Officers:
W. Daniel DeLamater	49,495	—	—	—
Jeffrey D. Miller	129,715	—	584	—
Jeffery T. Hay	52,112	—	—	—
Sanjay Pandey	91,903	—	—	—

All directors and executive officers as a group (24 persons)	1,237,292	4.0	1,750	—

(1)	Each director or director nominee we name above holds currently exercisable stock options or options that become exercisable within 60 days after March 3, 2025 to purchase 13,500 shares of our Class A common stock with the exception of the following directors:

●	Mr. Burke holds currently exercisable stock options to purchase 75,000 shares of our Class A common stock;

●	Mr. Hess does not hold any currently exercisable stock options to purchase shares of our Class A common stock; and

●	Mrs. Schatz holds currently exercisable stock options to purchase 1,500 shares of our Class A common stock.

(2)	Mr. Berlucchi, a current Class C director, is not standing for re-election at our 2025 Annual Meeting.

The named executive officers listed below hold currently exercisable stock options or options that become exercisable within 60 days after March 3, 2025 to purchase shares of our Class A common stock included in the table above as follows:

Mr. DeLamater	-	48,000 shares;
Mr. Hay	-	46,000 shares;
Mr. Miller	-	66,000 shares; and
Mr. Pandey	-	57,000 shares.

The directors and executive officers as a group hold currently exercisable stock options or options that become exercisable within 60 days after March 3, 2025 to purchase 768,939 shares of our Class A common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that each of our directors, each of our executive officers and any person who owns 10% or more of the outstanding shares of our Class A common stock or 10% or more of the outstanding shares of our Class B common stock file with the SEC initial reports of their ownership of 10% or more of our Class A common stock or 10% or more of our Class B common stock as well as reports of subsequent changes in that ownership. Such persons must also furnish us with copies of all reports they file with the SEC pursuant to Section 16(a). As a practical matter, we assist our executive officers and directors in completing these filings on a timely basis by monitoring such transactions and completing and filing such SEC reports on behalf of those executive officers and directors who request us to do so.

Based solely upon our review of the Section 16(a) filings our executive officers and directors made with the SEC during 2024 and written representations we received with respect to 2024 from our directors and executive officers, we believe that during 2024 all of our directors and executive officers filed all required Section 16(a) reports on a timely basis, except that Donegal Mutual made a late filing of a Form 4 report reporting the purchase of 9,805 shares of our Class A common stock.

THE RELATIONSHIP OF DONEGAL MUTUAL AND DGI

Introduction

Donegal Mutual and DGI’s insurance subsidiaries conduct business together as the Donegal Insurance Group in 21 Mid-Atlantic, Midwestern, Southern and Southwestern states. During 2024, A.M. Best Company reported that the Donegal Insurance Group ranked as the 88th largest property and casualty insurance group in the United States based on its net premiums written in 2023. A.M. Best Company has assigned its financial strength rating of A (Excellent) to the Donegal Insurance Group. The Donegal Insurance Group has received an A.M. Best financial strength rating of A (Excellent) for the last 32 successive years.

Donegal Mutual’s Controlling Interest in Our Common Stock

We have two outstanding classes of common stock, our Class A common stock and our Class B common stock. Our Class A common stock has one-tenth of a vote per share and our Class B common stock has one vote per share.

Donegal Mutual currently owns approximately 44.0% of our outstanding Class A common stock and 84.4% of our outstanding Class B common stock. Donegal Mutual therefore currently has the right to cast votes that constitute approximately 70% of the combined voting power of our outstanding common stock.

The principal benefit to us from our two-class capital structure is our ability to issue our Class A common stock or securities convertible into or exchangeable for our Class A common stock for financing, acquisition and compensation purposes without materially adversely affecting the relative voting power of any of our stockholders, including Donegal Mutual.

Every holder of our Class A common stock and every holder of our Class B common stock who owns shares of our Class A common stock or our Class B common stock has purchased our Class A common stock or our Class B common stock with the prior knowledge and consistent disclosure by us that Donegal Mutual has, since our formation in 1986, held majority voting control of us and intends to maintain that majority control for the long-term future. Our board of directors believes that Donegal Mutual’s majority voting control of us is in our long-term best interests and the long-term best interests of Donegal Mutual.

Our insurance subsidiaries paid a total of $15.0 million in dividends to us during 2024. We also received $32.4 million from the issuance of Class A common stock, primarily related to our stock-based compensation plans, in 2024. These dividends and proceeds from stock issuance were the primary sources of the funds we utilized to pay quarterly cash dividends to our stockholders in 2024. We paid $22.7 million in dividends to our stockholders in 2024, of which Donegal Mutual received $11.3 million based on its ownership of shares of our Class A common stock and shares of our Class B common stock on the respective record dates for the dividends we paid during 2024.

The Interrelated Operations of Donegal Mutual and Our Insurance Subsidiaries

Donegal Mutual and our insurance subsidiaries conduct business together as the Donegal Insurance Group, while each entity retains its separate legal and corporate existence. As the Donegal Insurance Group, Donegal Mutual and our insurance subsidiaries share a combined business plan to enhance market penetration and underwriting profitability. As such, Donegal Mutual and our insurance subsidiaries share the same business philosophies, the same management, the same employees and the same facilities and offer the same types of insurance products.

The products Donegal Mutual and our insurance subsidiaries offer are generally complementary, which permits the Donegal Insurance Group to offer a broad range of products in a given market and to expand the Donegal Insurance Group’s ability to service an entire personal lines or commercial lines account. Distinctions within the products the member companies of the Donegal Insurance Group offer generally allow the member companies to manage certain risk segments through variations in coverage, policy terms and pricing. As a result, the underwriting results of the business the individual companies write directly will vary.

As a result of reviews that occurred in February 2025 and March 2025, both our board of directors and Donegal Mutual’s board of directors reaffirmed their respective belief that the Donegal Mutual-DGI structure and the inter-company relationships between Donegal Mutual and DGI and its insurance subsidiaries we describe in this proxy statement continue to be appropriate for the respective businesses and operations of Donegal Mutual and of DGI and our insurance subsidiaries. Our board of directors reaffirmed in March 2025 that preservation of the relationship between Donegal Mutual and us and our status as a public company of which Donegal Mutual owns approximately 70% of the combined voting power of our Class A common stock and our Class B common stock is in the collective best interests of the constituencies that we and Donegal Mutual serve, including:

●	our stockholders;

●	the policyholders of our insurance subsidiaries and the policyholders of Donegal Mutual;

●	Donegal Mutual’s employees who provide services to us and our insurance subsidiaries pursuant to a services agreement we describe later in this proxy statement;

●	the independent insurance agents who represent Donegal Mutual and our insurance subsidiaries; and

●	the local communities in which Donegal Mutual, we and our insurance subsidiaries maintain offices.

We believe our relationships with Donegal Mutual we describe in this proxy statement provide the Donegal Insurance Group with a number of important business benefits, including the following:

●	facilitating the stable management, consistent underwriting discipline, external growth and long-term profitability of the Donegal Insurance Group;

●	creating operational and expense synergies given the combined resources and operating efficiencies of the member companies of the Donegal Insurance Group;

●	providing Donegal Mutual and Atlantic States with a significantly larger underwriting capacity than either company could achieve independently because of the underwriting pool Donegal Mutual and Atlantic States maintain;

●	producing more uniform and stable underwriting results for the Donegal Insurance Group than any of the individual member companies could achieve without the relationships between Donegal Mutual and our insurance subsidiaries we describe in this proxy statement; and

●	although the Donegal Insurance Group has been focusing on organic growth since our last acquisition in 2017 and plans to continue this strategy, enhancing our opportunities to expand by acquisition because of the ability of Donegal Mutual to acquire control of other mutual insurance companies, reinsure substantially all of their insurance business and place such reinsured business in the underwriting pool.

Inter-Company Transactions

Since the establishment of Atlantic States as our wholly owned property and casualty insurance company and our downstream insurance holding company system in 1986, Donegal Mutual and Atlantic States have been parties to a proportional reinsurance agreement, or pooling agreement. Under the pooling agreement, Donegal Mutual and Atlantic States contribute substantially all of their direct written business to the pool and receive an allocated percentage of the pooled underwriting results, excluding certain reinsurance Donegal Mutual assumes from our insurance subsidiaries. In addition, Donegal Mutual has a 100% quota-share reinsurance agreement with Southern Mutual Insurance Company, or Southern Mutual, and Donegal Mutual places its assumed business from Southern Mutual into the underwriting pool. Atlantic States has an 80% share of the results of the pool, and Donegal Mutual has a 20% share of the results of the pool. The intent of the pooling agreement is to produce more uniform and stable underwriting results from year to year for each pool participant than they would experience individually and to spread the risk of loss between the participants based on each participant’s relative amount of surplus and relative access to capital. Each participant in the pool has at its disposal the capacity of the entire pool, rather than being limited to policy exposures of a size commensurate with its own capital and surplus. The business Atlantic States derives from the underwriting pool represents a significant percentage of our total consolidated revenues.

In addition to the pooling agreement, our insurance subsidiaries, in the ordinary course of their businesses, had a catastrophic reinsurance agreement with Donegal Mutual in place during 2024. The agreement provided coverage under any one catastrophic occurrence above $3.0 million, with a combined retention of $6.0 million for a catastrophic occurrence involving a combination of those companies, up to the amount Donegal Mutual and our insurance subsidiaries retain under catastrophe reinsurance agreements with unaffiliated reinsurers. The coordinating committee reviews this reinsurance agreement annually so as to achieve relative parity between Donegal Mutual and our insurance subsidiaries between the reinsurance premiums Donegal Mutual charges our insurance subsidiaries for the reinsurance and the losses Donegal Mutual incurs under the reinsurance it provides to our insurance subsidiaries over a period of several years. We believe this reinsurance arrangement between Donegal Mutual and our insurance subsidiaries is no less favorable to our insurance subsidiaries than the terms and conditions of reinsurance available to our insurance subsidiaries from independent reinsurers. The parties renewed this reinsurance agreement on similar terms for 2025.

Donegal Mutual provides facilities, management and other services to us and our insurance subsidiaries. In addition, Donegal Mutual purchases and maintains the information technology systems that support the business of Donegal Mutual and our insurance subsidiaries. Donegal Mutual allocates certain related expenses to Atlantic States in accordance with the relative participation of Donegal Mutual and Atlantic States in the pooling agreement. Our insurance subsidiaries other than Atlantic States reimburse Donegal Mutual for allocated costs of services Donegal Mutual provides on their behalf based on their proportion of the total direct premiums written of the Donegal Insurance Group and other metrics. Allocated expenses from Donegal Mutual for services it provided to Atlantic States and our other insurance subsidiaries totaled $224.6 million in 2024, compared to $219.0 million in 2023.

Donegal Mutual is currently in the midst of a multi-year effort to modernize certain of its key technology infrastructure and application systems. These new systems are intended to provide various benefits to the member companies of the Donegal Insurance Group, including streamlined workflows and business processes, service enhancements for their agents and policyholders, opportunities to implement new product models and innovative business solutions, greater utilization of data analytics and operational efficiencies. Our insurance subsidiaries began to issue workers’ compensation policies from the new systems following the first release in 2020 and began to issue personal lines policies from the new systems following the second release in 2021. In 2023, Donegal Mutual implemented two additional major releases of new systems, which included three commercial lines of business with enhanced straight-through-processing capabilities as well as dwelling fire and conversion of legacy homeowners renewal policies in two initial states. In 2024, Donegal Mutual implemented another major release that included dwelling fire and conversion of legacy homeowners renewal policies in the remaining eight states. During 2025, Donegal Mutual expects to implement new systems for the remaining lines of business the Donegal Insurance Group issues currently and for the conversion of remaining legacy renewal policies of the Donegal Insurance Group. Donegal Mutual plans to perform the conversion of legacy renewal policies on a state-by-state basis, currently projecting full completion in 2026. Donegal Mutual allocated $12.3 million and $10.5 million of related costs to our insurance subsidiaries in 2024 and 2023, respectively. Over the next five years, Donegal Mutual will allocate to our insurance subsidiaries their proportionate share of the remaining $29.4 million of its costs for releases already placed into service. Donegal Mutual incurred an additional $14.4 million of deferred costs related to releases under development that were not yet ready for their intended use at December 31, 2024.

We refer you to Note 3 of the Notes to our Consolidated Financial Statements we include in our 2024 Annual Report for further information about the inter-company transactions between Donegal Mutual and our insurance subsidiaries.

The Coordinating Committee

Donegal Mutual and we maintain a coordinating committee that consists of two members of our board of directors, neither of whom is a member of Donegal Mutual’s board of directors, and two members of Donegal Mutual’s board of directors, neither of whom is a member of our board of directors. The purpose of the coordinating committee is to maintain a process for an ongoing evaluation of the fairness of the terms of all transactions between Donegal Mutual and its policyholders, on the one hand, and our insurance subsidiaries, us and our stockholders, on the other hand.

Any change to an agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, or any new agreement between Donegal Mutual, on the one hand, and us or any of our insurance subsidiaries, on the other hand, is also subject to the applicable provisions of the Pennsylvania Insurance Company Law of 1921, as amended, and the PHCA, as well as the laws of the other states of domicile of our insurance subsidiaries.

The coordinating committee will only approve a new agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries or a change in an existing agreement between Donegal Mutual and us or Donegal Mutual and one or more of our insurance subsidiaries if:

●	both of our members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to us and in the best interests of our stockholders; and

●	both of Donegal Mutual’s members on the coordinating committee determine that the new agreement or the change in an existing agreement is fair and equitable to Donegal Mutual and in the best interests of Donegal Mutual’s policyholders.

After the coordinating committee approves the new agreement or the change in an existing agreement, our board of directors and Donegal Mutual’s board of directors must each approve the new agreement or the change in an existing agreement.

The coordinating committee meets annually during the first two months of each year to review each continuing agreement and each on-going transaction between Donegal Mutual and us or one or more of our insurance subsidiaries, including the various reinsurance agreements between Donegal Mutual and our insurance subsidiaries. The purpose of this annual review is to examine the results of these reinsurance agreements over a period of several years and to determine if the results of the existing agreements between Donegal Mutual and us and our insurance subsidiaries over an extended time period remain fair and equitable to us and our stockholders and fair and equitable to Donegal Mutual and its policyholders or if Donegal Mutual or if we should mutually agree to certain adjustments. In the case of these agreements, the adjustments typically consist of adjustments to the reinsurance premiums, the level at which the reinsurance attaches and the reinsurance reinstatement premiums. The intent of any changes is to achieve relative parity between Donegal Mutual, on the one hand, and us or one or more of our insurance subsidiaries, on the other hand, over a period of several years. These agreements are on-going in nature and will continue in effect throughout 2025 in the ordinary course of our business and the business of our insurance subsidiaries and in the ordinary course of the business of Donegal Mutual.

On January 30, 2025, the coordinating committee met and determined that the proposed terms of these agreements for 2025 were fair and equitable to our insurance subsidiaries and our stockholders and fair and equitable to Donegal Mutual and its policyholders. Accordingly, the coordinating committee unanimously approved the continuation of the terms of such agreements and transactions, with non-material adjustments, through the next scheduled annual review during the first two months of 2026.

Barry C. Huber and David C. King were our members of the coordinating committee during 2024. Certain biographical information about Mr. Huber amd Mr. King appears later in this proxy statement under the caption “Election of Directors.”

Michael W. Brubaker and Michael K. Callahan were Donegal Mutual’s members of the coordinating committee during 2024. Certain biographical information about Messrs. Brubaker and Callahan is as follows:

Mr. Brubaker, age 67, has been a director of Donegal Mutual since 2016. Mr. Brubaker is a partner of Principled Strategies, a business consultancy in Lititz, Pennsylvania, since 2018. Mr. Brubaker served as chief executive officer of Blackford Ventures, LLC, a private equity and real estate investment firm in Lancaster, Pennsylvania, from 2015 to 2018. From 2006 through 2014, Mr. Brubaker served as a Pennsylvania State Senator. Mr. Brubaker beneficially owns 22,070 shares of our Class A common stock and does not own beneficially any shares of our Class B common stock. As director compensation in 2024, Donegal Mutual paid Mr. Brubaker cash fees of $92,000 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2024 of $6,995. Mr. Brubaker received $1,000 in cash fees as compensation from Donegal Mutual for the two meetings of the coordinating committee he attended as one of Donegal Mutual’s members on the coordinating committee during 2024 and stock options to purchase 4,500 shares of our Class A common stock at an exercise price of $15.76 per share.

Mr. Callahan, age 66, has been a director of Donegal Mutual since 2009. Mr. Callahan has served as Chairman of the Board of Benchmark Construction Company, Inc. since 2020 after serving as President of that firm from 2009 to 2020. Mr. Callahan beneficially owns 26,485 shares of our Class A common stock and does not own beneficially any shares of our Class B common stock. As director compensation in 2024, Donegal Mutual paid Mr. Callahan cash fees of $103,300 and granted him a restricted stock award of 500 shares of our Class A common stock with a value at the time of issuance in January 2024 of $6,995. Mr. Callahan received $1,000 in cash fees as compensation from Donegal Mutual for the two meetings of the coordinating committee he attended as one of Donegal Mutual’s members on the coordinating committee during 2024 and stock options to purchase 4,500 shares of our Class A common stock at an exercise price of $15.76 per share.

The Risk Management Committee

The Donegal Insurance Group maintains a risk management committee that consists of 17 officers of Donegal Mutual, 15 of whom are also officers of DGI. The purpose of the risk management committee is to assess and monitor the major strategic, operational, regulatory, informational and external risks that affect the business the Donegal Insurance Group transacts and the internal and external resources of the Donegal Insurance Group for assessing and controlling such risks. The Donegal Insurance Group’s risk management committee meets quarterly, and annually evaluates its performance of its responsibilities. The risk management committee submits reports to our board of directors no less frequently than quarterly.

The responsibilities of the risk management committee on behalf of the Donegal Insurance Group include:

●	evaluating the effectiveness of the Donegal Insurance Group’s assessment and management of the risks that may be material to the Donegal Insurance Group;

●	developing and recommending policies and procedures relating to risk assessment, risk management and risk reporting;

●	oversight of our system of disclosure controls and system of internal controls over financial reporting;

●	complying with applicable legal and regulatory requirements;

●	assessing the Donegal Insurance Group’s risk management, legal compliance and risk-control activities and the adequacy of such activities in identifying, assessing and monitoring the risks that confront the Donegal Insurance Group;

●	reporting periodically to the respective boards of directors of Donegal Mutual and us, including providing a relative ranking of the strategic, operational, regulatory, informational and external risks that affect the business the Donegal Insurance Group transacts; and

●	analyzing annually the committee’s performance of the responsibilities assigned to it.

Our financial reporting, risk management and internal audit areas serve as our primary monitoring and testing functions for our overall policies and procedures for the day-to-day oversight of our risk management systems and controls. This oversight includes identifying, evaluating and addressing risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

CORPORATE GOVERNANCE

Our board of directors maintains corporate governance guidelines to assist the committees of our board of directors in the discharge of their respective responsibilities. Each committee of our board of directors has a written charter that sets forth the purposes, goals and responsibilities of the committee as well as the qualifications for committee membership, procedures for the appointment and replacement of committee members, committee structure and operations and committee reporting to our board of directors. Each of the committees of our board of directors, in its discretion, and at our expense, may retain other advisors, including, but not limited to, legal and financial advisors, to assist the committee in the discharge of the responsibilities of the committee as set forth in its charter. You may view the charters of our executive committee, our audit committee, our nominating committee and our compensation committee on our website at www.donegalgroup.com. The charters of the committees of our board of directors provide our stockholders with a description of the manner in which the committees of our board of directors operate.

The Composition of Our Board of Directors

Our by-laws provide that the number of members of our board of directors shall not be less than seven nor more than 12. Our board of directors annually fixes the number of members of our board of directors within these limits, and may increase or decrease the size of our board of directors from time to time. Following our 2025 Annual Meeting, our board of directors has fixed the number of members of our board of directors at 10. Our board of directors consists of three classes, with the three-year terms of one of the classes expiring at three successive annual meetings and upon the taking of office by each member of the newly elected class of directors.

We constitute a “controlled company” under applicable NASDAQ regulations because Donegal Mutual owns more than a majority of the aggregate voting power of the outstanding shares of our Class A common stock and the outstanding shares of our Class B common stock. As a controlled company, we are exempt from a number of NASDAQ corporate governance requirements, including the NASDAQ requirement that a majority of the members of our board of directors be independent.

The composition of our board of directors is, however, subject to the corporate governance rules of the PHCA. The PHCA requires that the board of directors of a Pennsylvania-domiciled insurance company or of a company that controls a Pennsylvania-domiciled insurance company, such as we do, maintain a committee or committees that undertake certain corporate governance responsibilities. The PHCA further requires that the members of these committees be solely directors who are not officers or employees of the Pennsylvania-domiciled insurance company or its holding company and who do not own beneficially a 10% or greater interest in the voting stock of such insurance company or its holding company. We maintain an audit committee, a compensation committee and a nominating committee whose respective memberships satisfy the requirements of the PHCA.

Pursuant to the PHCA, the committees of our board of directors must annually discharge each of the following responsibilities:

●	the recommendation of the appointment of an independent registered public accounting firm for our insurance company subsidiaries;

●	the review of the financial condition of our insurance company subsidiaries;

●	the review of the scope and results of the independent audit and any internal audit of our insurance company subsidiaries;

●	the nomination of candidates for election as our directors by our stockholders; and

●	the evaluation of the performance of the principal officers of each of our insurance company subsidiaries and the recommendation to their respective boards of directors as to the selection and compensation of their respective principal officers.

We expect our directors to attend all meetings of our board of directors, all meetings of the committees of our board of directors on which they serve and all meetings of our stockholders. We further expect our directors to devote the time necessary to fulfill their responsibilities as directors. During 2024, each of our directors attended 75% or more of the total number of meetings of our board of directors and of the meetings of the committees of our board of directors on which that director served. All of our directors attended our 2024 annual meeting of stockholders.

Board Leadership Structure and the Role of Our Board of Directors in Risk Oversight

Mr. Burke currently serves as the chairman of our board of directors in addition to serving as our president and chief executive officer. Conversely, the Donegal Mutual board of directors has separated the duties of chairman and chief executive officer. Mr. Hess, an independent director, serves as its chairman of the board, with Mr. Burke serving as the president and chief executive officer of Donegal Mutual. Other than Mr. Burke, all of our directors are independent, with a majority of our directors also serving on the board of directors of Donegal Mutual. It is our intent and the intent of Donegal Mutual to maintain that number of Donegal Mutual directors who also serve on our board of directors as constitutes a majority of our board of directors as long as Donegal Mutual continues to own more than a majority of the aggregate voting power of our Class A and Class B common stock.

Our board of directors periodically evaluates its leadership structure to ensure that it operates effectively, recognizing that our organizational needs may change over time. Our board of directors believes that this flexibility is in our best interests and that a one-size-fits-all approach to corporate governance, including a mandated independent chairman, would not enhance the governance or oversight our board of directors provides.

We do not have a separate lead independent director. All of our independent directors have direct access to members of senior management. We believe our independent directors are experienced, objective, and well-equipped to exercise oversight over senior management and represent the interests of our stockholders.

While our current position is subject to periodic review, our board of directors has determined that combining the chairman and chief executive officer positions provides clear and consistent leadership over our strategic imperatives and operating priorities and ensures that our board of directors provides oversight of risk that is appropriately informed and focused. We believe that maintaining a separate chairman for us and Donegal Mutual provides enhanced separation between the governance of the respective entities.

Our board of directors views enterprise risk management as an integral part of its oversight on behalf of stockholders. Our board of directors exercises a portion of its oversight function through its standing committees, each of which has primary risk oversight responsibility for all matters within the scope of its charter. As appropriate, each of the standing committees reports to our board of directors with regard to risks we face. The risk management committee, which consists of officers of Donegal Mutual and us, submits reports to our board of directors no less frequently than quarterly. Also, in light of ongoing threats to corporate cybersecurity, our chief risk officer and information security officer provide periodic reports to our board of directors regarding cybersecurity risks and the steps management has taken to monitor and control such risks.

The Committees of Our Board of Directors

Our board of directors has delegated some of its authority to the following four committees of our board of directors:

●	the executive committee;

●	the audit committee;

●	the nominating committee; and

●	the compensation committee.

Each of the committees of our board of directors reviews its charter annually.

Our board of directors also maintains a special committee that we discuss elsewhere in this proxy statement.

The following table shows the number of meetings each committee of our board of directors, other than the special committee that did not meet during 2024, held in 2024 and the attendance of the members of those committees at the meetings of the committees on which they served. Mr. Mahan served as a member of our Audit Committee until April 2024, at which time he became a member of our Compensation Committee. Mr. Moore and Mses. Schatz and Szady became members of our Audit Committee in April 2024. Messrs. Berlucchi and Bixenman did not serve as a member of any of the committees of our board of directors during 2024, although they served on committees of the board of directors of Donegal Mutual. Mr. King became a member of the Coordinating Committee in April 2024 and serves as a member of the special committee that did not meet during 2024.

	Our Board Committees
	Executive	Audit	Nominating	Compensation
Number of Meetings Held in 2024	12	8	2	3

Number of Meetings Attended in 2024 by Members of the Committees:

Kevin G. Burke	12	—	—	—
Jack L. Hess	12	8	2	3
Barry C. Huber	—	8	—	—
Kevin M. Kraft, Sr.	12	—	2	3
Jon M. Mahan	—	2	2	1
S. Trezevant Moore, Jr.	—	6	—	3
Britta H. Schatz	—	6	—	—
Annette B. Szady	—	6	—	—

Our board of directors is responsible for the oversight of our management. The responsibilities of our board of directors includes the oversight of:

●	management’s development and implementation of a multi-year strategic business plan and an annual financial operating plan, and our progress in meeting those financial and strategic plans;

●	management’s identification, measurement, monitoring and control of the material risks we encounter, including operational, credit, market, liquidity, compliance, strategic and reputational risks;

●	our maintenance of high ethical standards and effective policies designed to protect our reputation, our assets and our business;

●	the on-going review of cybersecurity and information security risk in order to maintain the confidence and trust of our stockholders, the policyholders of Donegal Insurance Group, our employees and the others with whom we conduct business;

●	review of the performance of our chief executive officer and the setting of his compensation and the compensation of our other named executive officers; and

●	the conduct of our annual self-evaluation of our board of directors and its committees.

The Executive Committee

Members: Messrs. Burke (Chairman), Hess and Kraft. The executive committee has the authority to take all actions that our full board of directors can take, consistent with the DGCL, our certificate of incorporation and our by-laws, between meetings of our board of directors.

The responsibilities of the executive committee include:

●	exercising all powers and authority of our board of directors between meetings of our board of directors to the extent consistent with the DGCL and our corporate governance guidelines;

●	consulting with and advising our management on our general business, operational, administrative and legal affairs;

●	consulting with and advising our management on the development of our policies;

●	analyzing other matters that our management may bring to the executive committee for consideration from time to time; and

●	performing such other functions as our board of directors may specifically delegate to the executive committee from time to time.

The Audit Committee

Members: Messrs. Hess, Huber (Chairman) and Moore and Mses. Schatz and Szady. Each member of the audit committee satisfies the independence requirements of the SEC and the PHCA and is in compliance with applicable provisions of the PHCA and the Sarbanes-Oxley Act of 2002. Each of Messrs. Hess and Huber and Mrs. Szady have extensive accounting experience and constitutes a designated financial expert member of our audit committee.

The responsibilities of the audit committee include:

●	the annual appointment of our independent registered public accounting firm after a review of the performance, qualification and independence of our independent registered public accounting firm;

●	the on-going review of the scope and results of the audit of our financial statements by our independent registered public accounting firm and the internal audits our staff conducts;

●	the review of all of the periodic reports we file with the SEC and press releases before the filing of the SEC reports or the publication of the press releases;

●	the annual review of all related person transactions to which we are one of the parties other than those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries that are subject to review by the coordinating committee;

●	the regular review of the adequacy of our financial and operating internal controls; and

●	the oversight of our enterprise risk management and cybersecurity risk management processes.

The Nominating Committee

Members: Messrs. Hess, Kraft, and Mahan (Chairman).

The responsibilities of the nominating committee include:

●	the identification of individuals the nominating committee believes have the necessary qualifications to serve as members of our board of directors;

●	the recommendation of nominees to stand for election to our board of directors;

●	the consideration of candidates nominated by stockholders other than Donegal Mutual to stand for election to our board of directors;

●	the evaluation of the self-evaluations each of the committees of our board of directors submits to us annually; and

●	the provision to our board of directors of the nominating committee’s annual evaluation of its performance during the preceding year.

The Compensation Committee

Members: Messrs. Hess (Chairman), Kraft, Mahan and Moore. The compensation committee and the compensation committee of Donegal Mutual meet jointly from time to time. The members of the Donegal Mutual compensation committee, as of the date of this proxy statement, are Jennifer G. Anderson, Michael K. Callahan (Chairman) and Messrs. Hess and Kraft. Mr. Berlucchi served as Chairman of the Donegal Mutual compensation committee until his retirement from the Donegal Mutual board of directors in February 2025. At such time, Mr. Callahan was appointed as the Chairman of the committee and Ms. Anderson was elected to the committee. Following these joint meetings, our compensation committee meets and makes compensation determinations with respect to the compensation of our named executive officers and our other officers and senior employees.

The responsibilities of our compensation committee include:

●	the annual review of the compensation of all of our salaried employees;

●	the annual review of the performance and compensation of our executive officers, including our named executive officers;

●	the recommendation to our board of directors from time to time as to grants of stock awards to our employees and directors; and

●	the oversight of the employee benefit plans Donegal Mutual and we maintain.

See “Executive Compensation Discussion and Analysis” for further information.

The Coordinating Committee

We refer you to “The Relationship of Donegal Mutual and DGI – The Coordinating Committee” for information as to the responsibilities of the coordinating committee and the identity of its members.

The Special Committee

Members: Messrs. Huber, King, Mahan (Chairman) and Moore. The special committee operates under a charter our board of directors established, and, from time to time, reviews stockholder proposals and evaluates other matters from the perspective of our stockholders other than Donegal Mutual. None of the members of the special committee serves as a director of Donegal Mutual. The special committee did not meet during 2024.

The charter of the special committee provides for the following principal responsibilities of the special committee:

●	evaluate the merits and conditions of stockholder proposals;

●	evaluate the advisability of recommending to our board of directors acceptance or rejection of stockholder proposals;

●	present to our board of directors the results of the committee’s evaluation of stockholder proposals and its recommendations, including the reasons for its recommendations, with respect to such stockholder proposals; and

●	undertake such other responsibilities as our board of directors may assign from time to time to the special committee and report to our board of directors with respect to any such other matter.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a former or current officer of Donegal Mutual or us, nor does any member of our compensation committee have any other interlocking relationships, as current SEC rules and regulations define such terms.

Related Person Transactions

We have a written related person transaction policy that governs our audit committee’s review and approval or ratification of transactions between us, on the one hand, and a related person, on the other hand. The definition of “related person” under applicable SEC regulations includes our directors, our executive officers, holders of 5% or more of the outstanding shares of our Class A common stock, holders of 5% or more of the outstanding shares of our Class B common stock and each of the immediate family members of each of those persons. SEC rules and regulations require that we disclose specified information reporting related person transactions that involve in excess of $120,000 in our annual proxy statements and certain other filings we submit to the SEC.

Our policy applies, in our case, to all transactions with related parties with the exception of those transactions between Donegal Mutual and us or one or more of our insurance subsidiaries because those transactions require the prior approval of our coordinating committee. See “The Relationship of Donegal Mutual and DGI - The Coordinating Committee” elsewhere in this proxy statement.

Our board of directors has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under our related person transaction policy. These types of transactions include insurance and other financial services we provide to a related person, if we provide the services in the ordinary course of business on substantially the same terms as those prevailing for comparable services we provide to unrelated persons and comply with applicable law, including the Sarbanes-Oxley Act of 2002.

Our related person transaction policy establishes procedures for our audit committee’s prior review of proposed transactions between us and a related person because we recognize that related person transactions can suggest a heightened risk of a potential conflict of interest and could create the appearance of potential impropriety. Our policy requires that the audit committee review all proposed related person transactions and determine whether or not to approve the related person transaction. The audit committee must first approve a related person transaction before we can agree to the related person transaction. In addition, if the related person transaction continues in effect for more than one year, our audit committee must annually approve the continuation of that transaction.

Our Code of Business Conduct and Ethics; Our Internal Audit Department; Hedging

We follow our code of business conduct and ethics in conducting business with third parties because we believe it is important that we conduct our business with integrity and with the trust of the people with whom we do business. Our code of business conduct and ethics provides guidance to our directors, employees, including our named executive officers, and the independent agents who represent Donegal Mutual and our insurance subsidiaries as they deal with the legal and ethical issues that arise in our business dealings with others. You may view our code of business conduct and ethics on our website at www.donegalgroup.com. If we make any substantive amendments to our code of business conduct and ethics or grant any waiver from a provision of our code of business conduct and ethics to any of our named executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.

We also maintain an internal audit department that evaluates our business and financial processes, our management of risk and the efficacy of our financial controls. Our chief risk officer oversees our internal audit department and reports no less frequently than quarterly to the audit committee of our board of directors.

We have not adopted any practice or policy regarding the ability of our employees, officers and directors, and any of their designees, to purchase financial instruments, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our Class A common stock or our Class B common stock.

No Material Proceedings

As of March 17, 2025, there are no material proceedings to which any of our directors, executive officers, affiliates, owners of more than five percent of our Class A common stock and Class B common stock, or any associate of any of the foregoing (i) is a party adverse to us or any of our insurance subsidiaries or (ii) has a material interest adverse to us or any of our insurance subsidiaries.

Insider Trading Policy

We and Donegal Mutual have adopted an insider trading policy and procedures that govern the purchase, sale and other dispositions of our securities by directors, officers and employees of us and Donegal Mutual. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.

Policies and Practices Related to the Timing of Equity Awards

We have historically granted stock options on an annual basis following the close of trading on the day before our December board meeting, which occurs in the middle of December. The Compensation Committee and our board of directors do not take into account material non-public information when determining the timing or terms of option awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation with such option awards. During 2024, we did not grant stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any periodic report we filed on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information. In addition to the regular-cycle equity grants, the Compensation Committee may also make “off-cycle” grants of stock options or other equity awards at other Compensation Committee meetings in connection with an employee’s initial hire or promotion or for other reasons.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Executive Compensation Discussion and Analysis provides information with respect to our 2024 compensation program for the following named executive officers:

●	Kevin G. Burke, President and Chief Executive Officer;

●	W. Daniel DeLamater, Executive Vice President and Chief Operating Officer;

●	Jeffery T. Hay, Executive Vice President;

●	Jeffrey D. Miller, Executive Vice President and Chief Financial Officer; and

●	Sanjay Pandey, Executive Vice President and Chief Information Officer.

In addition to our named executive officers, our board of directors has named several of our other senior officers as “executive officers” under Section 16 of the Exchange Act due to their responsibility for our principal business functions.

2024 Performance Review

We adopted a three-year strategic plan in 2024 that set forth several primary strategies, including the following:

●	Achieving sustained excellent financial performance;

●	Strategically modernizing our operations and processes to transform our business;

●	Capitalizing on opportunities to grow profitably and

●	Providing superior experiences to our agents, policyholders and employees.

The following table depicts our total revenues and our results of operations for the years ended December 31, 2024 and 2023, and the prices of our Class A common stock and our Class B common stock at December 31, 2024, compared to the same data at December 31, 2023. For further information, we refer you to the financial statements we include in our 2024 Annual Report.

	At or For the Year Ended December 31,
	2024	2023	Increase/ Decrease
Total revenues	$989.6 million	$927.3 million	6.7%
Net income	50.9 million	4.4 million	1,049.3
Class A common stock price	15.47	13.99	10.6
Class B common stock price	14.11	14.53	-2.9

Our Compensation Process

In assessing the performance of our named executive officers in light of the objectives our board of directors establishes, our compensation committee reviews specific achievements associated with each named executive officer’s attainment of those objectives, the degree of difficulty in achieving those objectives and the extent to which significant unforeseen obstacles or unfavorable circumstances adversely affected their performance. As part of its oversight of the compensation of our named executive officers, the compensation committee did not recommend any increases in the base salaries of our named executive officers for 2024.

During 2024, our compensation committee engaged compensation consultants from Willis Towers Watson to assist them in assessing the competitiveness of our compensation program for key executive positions as compared with the nine insurance companies we informally considered our peer group at that time. The names of those insurance companies are: Cincinnati Financial Corporation, Erie Indemnity Company, The Hanover Insurance Group, Inc., Horace Mann Educators Corporation, Kemper Corporation, ProAssurance Corporation, RLI Corp., Selective Insurance Group, Inc. and United Fire Group, Inc.

Summary of the 2024 Compensation of Our Named Executive Officers

The compensation of our named executive officers for 2024 consisted of three principal elements:

●	a base salary paid bi-weekly in cash;

●	an incentive bonus paid in cash following the determination of our achievement of certain performance objectives pursuant to our annual cash incentive bonus plan for our immediately preceding completed fiscal year; and

●	long-term incentive compensation in the form of stock options that we granted in December.

We paid approximately $2,093,000 under our annual cash incentive bonus plan to our named executive officers in respect of 2024, compared to no incentive bonuses in respect of 2023. Our named executive officers earned incentive bonuses for 2024 with respect to the achievement of the performance objectives for the commercial lines direct premium growth and underwriting results of the Donegal Insurance Group and our operating return on equity. Under the terms of our annual cash incentive bonus plan, no incentive bonus is payable to our named executive officers if our employees and managers who are not named executive officers do not qualify for bonuses under their respective incentive plans, which have thresholds based on the adjusted statutory combined ratio of the Donegal Insurance Group. For example, we did not meet the minimum threshold for payment of bonuses under the respective incentive plans for our employees and managers in respect of 2023. Accordingly, we paid no incentive bonus under our annual cash incentive bonus plan to our named executive officers in respect of 2023.

On December 19, 2024, we granted stock options to a number of employees of Donegal Mutual and our affiliates, including our named executive officers, and we also granted stock options to our directors and the directors of Donegal Mutual and our affiliates. We granted each of our directors, other than Mr. Burke, an option to purchase 4,500 shares of our Class A common stock exercisable for five years that vests in three equal annual cumulative installments commencing on July 1, 2025. Each stock option is exercisable at a price of $15.76 per share, which price represented the closing price of our Class A common stock on the day before the date of grant.

The following table sets forth the stock options we granted to the following named executive officers in 2024:

Name of Named Executive Officer	Number of Shares Purchasable
Kevin G. Burke	24,000
W. Daniel DeLamater	20,000
Jeffery T. Hay	20,000
Jeffrey D. Miller	22,000
Sanjay Pandey	20,000

Our named executive officers also participate in our 401(k) plan to which we make contributions on a formula basis. Our named executive officers also receive the health and other insurance benefits we make available to all of our full-time employees.

We implemented a long-term executive incentive plan in December 2022, pursuant to which we will determine the amount, if any, available for the award of cash bonuses based on the achievement of financial performance objectives tied to the average adjusted statutory combined ratio for the Donegal Insurance Group over a three-year period that includes the calendar years of 2023, 2024 and 2025. Our named executive officers must be employed on December 31, 2025 in order to receive a bonus under the long-term executive incentive plan.

2024 Total Direct Compensation of Our Named Executive Officers

Annual Compensation	Key Factors	Purpose	2024 Actions

Base Salary	Compensation committee reviews and recommends adjustments to base salary annually based on performance and prevailing salaries within our peer group	Provides fixed amount of cash on which named executive officers may rely	No action in 2024

Annual Incentive Plan (Cash Incentive Award)	Compensation committee determines funding level on a formula basis tied to the commercial lines growth and underwriting results of the Donegal Insurance Group and our operating return on equity	Motivates named executive officers to achieve business plan objectives of the Donegal Insurance Group and operating return on equity objectives for us Reinforces pay for performance	We determined cash bonuses for 2024 under a formula based on the commercial lines direct premium growth and underwriting results of the Donegal Insurance Group and our operating return on equity for 2024

Long-Term Incentive Plan (Cash Incentive Award)	Compensation committee determines funding level on a formula basis tied to the average adjusted statutory combined ratio for the Donegal Insurance Group over a three-year period	Motivates named executive officers to achieve sustained underwriting profitability Reinforces pay for performance	No action in 2024; performance will be calculated for the three-year period that includes 2023, 2024 and 2025

Annual Compensation	Key Factors	Purpose	2024 Actions
Long-Term Incentive Compensation	Stock options that are exercisable for five years and vest in three equal annual installments

Stock options support our growth, provide a link between the compensation of our named executive officers and our stock performance and also serve as a retention device

Supports pay for performance because options have substantial value only if our Class A stock price increases by a substantial amount over the exercise price of the option to purchase Class A shares

Stock options granted in 2024 that are exercisable for five years at $15.76 per share and vest in three equal annual installments commencing on July 1, 2025

We believe our 2024 compensation for our officers, including our named executive officers, is fair and reasonable. We implemented our compensation programs to balance risk and reward in our overall business strategy. Our compensation programs tie a significant percentage of the total compensation of our officers, including our named executive officers, directly to our objectives of achieving sustained excellent financial performance and capitalizing on opportunities to grow profitably. Accordingly, we base our annual incentive compensation awards on targeted premium growth rates, underwriting results and our operating return on equity. Our long-term executive incentive plan is likewise focused on our underwriting profitability over an extended period of time. As a result, we believe our named executive officers are incentivized to develop and implement strategies and action plans to grow our business and achieve sustained underwriting profitability. Finally, our incentive compensation programs for our named executive officers do not guarantee compensation to our named executive officers.

We believe that the elements of our compensation programs as we describe them in this proxy statement establish that we have the appropriate mix of risk versus benefit to align effectively the interests of our named executive officers with the interests of our stockholders, and that our incentive compensation programs contribute to the enhancement of the long-term value of an investment in our common stock and do not create incentives or disincentives that may materially affect risk taking or are reasonably likely to have a material adverse effect on us. For example, our named executive officers did not receive any incentive bonuses for 2023, and our named executive officers will only realize a gain from the stock options we granted to them as compensation in 2024 if the price of our Class A common stock increases above the exercise price of the options subsequently to the vesting date of the options.

Director Compensation

Our objectives for our director compensation are to attract qualified individuals to serve on our board of directors and to align the interests of our directors with the interests of our stockholders. Our board of directors determines the form and amount of director compensation after its review of recommendations by the compensation committee of our board of directors. Our compensation committee reviews our director compensation program annually to confirm that the compensation of the members of our board of directors remains competitive and comparable to the compensation practices of our peer group and to make recommendations to our board of directors that our compensation committee believes are appropriate.

Type of Compensation		Amount	Form of Payment
Annual Retainer	Base Retainer	$97,735	$90,000 in cash and an annual restricted stock award of 500 shares of Class A common stock on the first business day of 2025 with an estimated value of $7,735 based on the closing price of our Class A common stock on December 31, 2024

	Additional retainer amount for each board meeting attended in excess of five meetings per year	$500	Cash

	Additional retainer amount for each compensation committee meeting and each executive committee meeting attended	$300	Cash

	Additional retainer amount for each coordinating committee meeting, each nominating committee meeting and each special committee meeting attended	$500	Cash

	Additional retainer amount for each audit committee meeting attended	$750	Cash

Type of Compensation		Amount	Form of Payment
Periodic Equity Grant	When we grant options to our executive officers, we also typically grant options to our directors that are exercisable for five years at the closing market price of our Class A common stock on the day before the date of grant and that vest in three equal annual cumulative installments	Option to purchase 4,500 shares of our Class A common stock at $15.76 per share valued at $6,345 on the December 19, 2024 date of grant	Non-qualified stock options to purchase shares of our Class A common stock

Under our equity incentive plan for directors, each of our directors and each director of Donegal Mutual who is not also one of our directors receives an annual restricted stock award of 500 shares of our Class A common stock. We grant the award to each director as of the first business day of each year, provided the director served as a member of our board of directors or as a member of the board of directors of Donegal Mutual during any portion of the preceding year. Donegal Mutual reimburses us for the cost of the restricted stock awards we grant to those directors of Donegal Mutual who do not also serve as members of our board of directors.

Each of our directors and each of the directors of Donegal Mutual is also eligible to receive non-qualified options to purchase shares of our Class A common stock in an amount our board of directors determines on the date of grant. On December 19, 2024, we granted each of our directors, and each director of Donegal Mutual who was not also a member of our board of directors, a non-qualified stock option to purchase 4,500 shares of our Class A common stock at an exercise price of $15.76 per share. Each option is exercisable until December 19, 2029 and vests in three equal annual cumulative installments commencing on July 1, 2025.

The following table sets forth a summary of the compensation we paid to our non-officer directors during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Scott A. Berlucchi	98,800	6,995	—	105,795
Dennis J. Bixenman	101,700	6,995	6,345	115,040
Jack L. Hess	110,000	6,995	6,345	123,340
Barry C. Huber	98,400	6,995	6,345	111,740
David C. King	91,000	6,995	6,345	104,340
Kevin M. Kraft, Sr.	103,400	6,995	6,345	116,740
Jon M. Mahan	93,300	6,995	6,345	106,640
S. Trezevant Moore, Jr.	95,600	6,995	6,345	108,940
Britta H. Schatz	95,500	6,995	6,345	108,840
Annette B. Szady	96,250	6,995	6,345	109,590

The following table summarizes the outstanding equity awards our directors held at December 31, 2024, excluding the awards our president and chief executive officer, Mr. Burke, held. We report those awards elsewhere in this proxy statement.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Option		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Name	(#) Exercisable	(#) Unexercisable
Scott A. Berlucchi	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028

Dennis J. Bixenman	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

Jack L. Hess	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

Barry C. Huber	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

David C. King	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

Kevin M. Kraft, Sr.	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

Jon M. Mahan	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Option		Option	Option	Number of Shares or Units of Stock That Have Not	Market Value of Shares or Units of Stock That
Name	(#) Exercisable	(#) Unexercisable	Exercise Price ($)	Expiration Date	Vested (#)	Have Not Vested
S. Trezevant Moore, Jr.	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

Britta H. Schatz	1,500	3,000	13.87	12/21/2028	500	7,735
	—	4,500	15.76	12/19/2029

Annette B. Szady	4,500	—	14.43	12/17/2025	500	7,735
	4,500	—	14.39	12/16/2026
	3,000	1,500	14.09	12/15/2027
	1,500	3,000	13.87	12/21/2028
	—	4,500	15.76	12/19/2029

In addition to the compensation we describe in the two preceding tables, we reimburse our directors for any out-of-pocket expenses they reasonably incur in connection with attendance at meetings of our board of directors, meetings of committees of our board of directors and meetings of our stockholders upon presentation of appropriate receipts for such expenses.

Our Compensation Philosophy and Risk Management Considerations

Our compensation committee, meeting separately and, on occasion, jointly with the compensation committee of Donegal Mutual, oversees our compensation and benefit plans and policies with respect to the compensation of our executive officers, including our named executive officers. The oversight by our compensation committee of our compensation process includes reviewing and recommending for approval by our board of directors equity-based incentive awards to our executive officers and all other compensation decisions relating to our executive officers.

The primary objectives of our compensation programs for our executive officers, as determined by our compensation committee, are to:

●	Attract and retain talented and dedicated executive officers who contribute to our growth, development and profitability and encourage the retention of our executive officers.

●	We believe we achieved this objective because our named executive officers we include in our summary compensation table in this proxy statement have served us for 20 years or more or have extensive insurance industry experience.

●	Motivate our executive officers to achieve our strategic business objectives and reward them upon their achievement of those objectives.

●	We believe we achieved this objective because our named executive officers executed a number of strategic initiatives we believe will result in future premium growth and improved underwriting results, including several major profitability improvement initiatives and the successful implementation of a new significant software release as part of Donegal Mutual’s ongoing systems modernization project, during 2024.

●	Provide long-term compensation to our executive officers that rewards them for sustained financial and operating performance and leadership excellence.

●	We believe our long-term cash incentive plan and stock option grants appropriately reward our executive officers for sustained financial and operating leadership and performance.

To achieve the above objectives, we compensate our executive officers through a combination of the following:

●          base salary;

●          annual cash bonuses, based principally on performance objectives related to our commercial lines premium growth, underwriting results and operating return on equity;

●          long-term cash bonuses, based principally on performance objectives related to our underwriting results; and

●          long-term equity compensation in the form of stock options.

Our compensation committee believes that performance-based equity ownership programs and including performance objectives related to our underwriting results as a significant component of our bonus plans create incentives that result in the creation of long-term stockholder value as well as creating incentives for our executive officers, including our named executive officers, to remain with us for the long term. We have utilized the following elements of our compensation programs to promote the creation of long-term stockholder value without creating conditions that could lead to the taking of excessive risk by our executive officers:

●	The financial measures we use to determine the bonuses of our executive officers are metrics our compensation committee believes promote long-term stockholder value. These measures include our targeted premium growth, underwriting results and operating return on equity. Our compensation committee sets limits on these bonus payments that encourage success without encouraging excessive risk-taking or short-term results.

●	We grant stock options that are exercisable for five years from the date of grant at the closing price of our Class A common stock on the day before the date of grant. Our compensation committee believes such stock options encourage our executive officers to attain sustained long-term performance.

●	We do not reduce the exercise price of stock options if the price of our Class A common stock subsequently declines below the exercise price of the stock options unless we first obtain stockholder approval. However, we do adjust the exercise price of previously granted stock options to reflect recapitalizations, stock or extraordinary dividends, stock splits, mergers, spin-offs and similar events as the applicable stock compensation plan permits.

In addition to the consideration by the compensation committee of the individual fulfillment by each of our named executive officers of such officer’s duties, responsibilities and individual performance, our compensation committee also considers teamwork, development of less senior employees for whom that named executive officer has primary responsibility, time in position, internal equity among our named executive officers and their ability to collaborate and communicate effectively with our other executive officers.

We believe the specific compensation decisions we made for each of our named executive officers in 2024 appropriately reflect the efforts of those named executive officers in each such officer’s primary areas of responsibility and provides our named executive officers with incentives designed to improve our financial and operating performance. Our compensation committee also evaluates the achievement by our named executive officers of our overall corporate objectives and the contribution of each of our named executive officers to those achievements.

Employment Agreements with Our Named Executive Officers

Both Donegal Mutual and we have entered into employment agreements with our named executive officers that we describe below. Donegal Mutual and we have also entered into employment agreements containing generally similar provisions with our other executive officers.

●	The initial terms of the employment agreements were 36 months for Messrs. DeLamater, Hay and Pandey and 42 months for Messrs. Burke and Miller. The term of each agreement automatically extends for one additional year following the initial term or then current term unless the named executive officer or the respective boards of directors of Donegal Mutual or us provide not less than 60 days advance notice that the employment agreement will expire at the end of the then-current term. The current terms expire on December 31, 2025 for Messrs. DeLamater and Hay, September 30, 2025 for Mr. Pandey and March 31, 2026 for Messrs. Burke and Miller.

●	The respective employment agreements among Donegal Mutual, us and our named executive officers include customary provisions relating to indemnification, confidentiality and non-solicitation.

●	The respective employment agreements among Donegal Mutual, us and Messrs. Burke and Miller include a non-compete provision that extends for two years following a termination of employment (regardless of the reason for termination) with regard to any insurance company, insurance holding company or other entities that offer services or products competitive with the services or products that Donegal Mutual, us or our respective subsidiaries or affiliates currently offer or offer in the future.

●	We and Donegal Mutual have agreed to pay our named executive officers an annual base salary in the amount the compensation committee of Donegal Mutual and we recommend and our board of directors and the board of directors of Donegal Mutual each respectively approve from time to time, but in no event less than the minimum amount stated in the employment agreements of our named executive officers.

●	The respective employment agreements among Donegal Mutual, us and our named executive officers grant our named executive officers the right to participate in our incentive programs, including those relating to the standards and objectives set forth in our executive incentive plans, and benefit plans.

●	The employment agreements contain customary provisions relating to vacations, disability and death.

●	The employment agreements include certain rights to terminate the employment agreements and, upon the occurrence of certain events, such as a change-of-control, the right to receive severance payments, as the respective employment agreements provide.

Potential Payments to Our Named Executive Officers upon Termination or a Change-of-Control

If we or Donegal Mutual terminate the employment of one of our named executive officers, or a Change-of-Control (as defined below) occurs and the employment of the named executive officer subsequently terminates on either a voluntary or involuntary basis, the named executive officer would be entitled to receive certain payments and benefits from us. The table below shows the estimated payments and benefits in connection with the following events based upon the assumptions we state below:

●	“Voluntary Termination” includes the voluntary resignation of a named executive officer.

●	“Involuntary-for-Cause Termination” includes a termination of the employment of a named executive officer for reasons such as violation of certain policies or for certain performance-related issues.

●	“Involuntary Termination” includes a termination of the employment of a named executive officer other than for cause, but not including a termination related to a Change-of-Control. Terminations due to death or disability result in substantially the same treatment as an Involuntary Termination.

●	“Change-of-Control,” as defined in the employment agreements we have entered into with each of our named executive officers, includes the occurrence of one of the types of transaction we describe below:

●	the acquisition of shares of our Class A common stock and our Class B common stock by any person or group in a transaction or series of transactions that result in such person or group directly or indirectly first owning more than 25% of the aggregate voting power of our Class A common stock and our Class B common stock taken as a single class; or

●	the consummation of a merger of Donegal Mutual or other business combination transaction involving Donegal Mutual in which Donegal Mutual is not the surviving entity; or

●	the consummation of a merger of DGI or other business combination transaction involving DGI after which the holders of our outstanding voting capital stock taken as a single class do not collectively own 60% or more of the aggregate voting power of the entity surviving such merger or other business combination transaction; or

●	the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of our assets, but excluding therefrom the sale and re-investment of our consolidated investment portfolio; or

●	a change in the composition of the board of directors of Donegal Mutual or us, wherein the persons who constituted a majority of the members of the respective boards of directors of us or Donegal Mutual on October 1, 2020 and persons whose election as members of their respective boards received the approval of such members then still in office no longer constitute at least a majority of the respective boards of directors of us or Donegal Mutual.

A transaction constituting a Change-of-Control shall only be deemed to have occurred upon the closing of the transaction.

The employment agreements provide generally that if the employment of a named executive officer terminates within twelve months after a Change-of-Control either by us without Cause, or by the named executive officer with or without Good Reason, in both cases, as defined in the employment agreements, then the named executive officer will be entitled to receive an amount equal to the sum of:

●	the executive’s base salary accrued through the date the termination of the executive’s employment becomes effective;

●	any incentive compensation we have the obligation to pay to the executive pursuant to our employment agreement with that named executive officer;

●	any amounts payable under any of the benefit plans Donegal Mutual or we maintain in accordance with the terms of such plans;

●	severance pay in an amount equal to 36 months of the named executive officer’s annual base salary as of the effective date of termination of the employment of the named executive officer, payable in 36 equal consecutive monthly installments, commencing on Donegal Mutual’s first regularly scheduled payroll date occurring after the date of the termination of the employment of that named executive officer;

●	in the case of Messrs. Burke and Miller, additional severance pay in an amount equal to six months of their respective annual base salary as of the effective date of termination of their employment, payable in six equal consecutive monthly installments, commencing after the conclusion of the initial 36-month severance payment;

●	an amount equal to the aggregate premiums that Donegal Mutual and the named executive officer would have paid to maintain in effect the same medical, health, disability and life insurance coverage Donegal Mutual provided to that named executive officer immediately prior to the date of such termination had the named executive officer remained employed for 36 months following the date of termination, assuming no increase in insurance premium rates; and

●	any amount in respect of excise taxes Donegal Mutual and we have the obligation to pay to that named executive officer under our employment agreement with such officer.

We will make these payments, provided the timing of such payments could be postponed to the extent required to comply with the requirements of Section 409A of the Code.

General Assumptions

We set forth in the table below a description of the payments and benefits that we would provide to our named executive officers related to each employment termination event or a Change-of-Control as of December 31, 2024. We also discuss below the basis upon which we calculated the payments and benefits. Except as we note below, these amounts are the incremental or enhanced amounts that a named executive officer would receive that are greater than those that we would have provided to employees generally under the same circumstances. The amounts we disclose below are estimates only and are based on various assumptions we discuss below. The actual amounts we would provide can be determined only at the time that an employment termination event occurs.

The table below assumes that:

●	a Change-of-Control occurred on December 31, 2024 under the terms of various plans and agreements unrelated to the employment agreements, regardless of a termination of employment;

●	the employment of each named executive officer terminated on December 31, 2024 due to each termination event, including termination within twelve months after a Change-of-Control, as the employment agreements contemplate; and

●	values related to outstanding stock options reflect the market value of our Class A common stock of $15.47 per share, the last reported price of our Class A common stock on the NASDAQ Global Market System on December 31, 2024.

Amounts Potentially Payable Upon Termination

Name	Event	Severance Benefits ($)	Stock Options ($)	Other Benefits ($)(1)	Total ($)
Kevin G. Burke	Voluntary Termination	—	88,880	—	88,880
	Involuntary-for-Cause Termination	—	88,880	—	88,880
	Involuntary Termination	2,625,000	88,880	56,217	2,770,097
	Change-in-Control	2,625,000	88,880	56,217	2,770,097

W. Daniel DeLamater	Voluntary Termination	—	58,080	—	58,080
	Involuntary-for-Cause Termination	—	58,080	—	58,080
	Involuntary Termination	1,641,000	58,080	65,019	1,764,099
	Change-in-Control	1,641,000	58,080	65,019	1,764,099

Jeffery T. Hay	Voluntary Termination	—	59,600	—	59,600
	Involuntary-for-Cause Termination	—	59,600	—	59,600
	Involuntary Termination	1,377,000	59,600	65,019	1,501,619
	Change-in-Control	1,377,000	59,600	65,019	1,501,619

Jeffrey D. Miller	Voluntary Termination	—	78,160	—	78,160
	Involuntary-for-Cause Termination	—	78,160	—	78,160
	Involuntary Termination	2,250,500	78,160	51,819	2,380,479
	Change-in-Control	2,250,500	78,160	51,819	2,380,479

Sanjay Pandey	Voluntary Termination	—	67,440	—	67,440
	Involuntary-for-Cause Termination	—	67,440	—	67,440
	Involuntary Termination	1,464,000	67,440	56,217	1,587,657
	Change-in-Control	1,464,000	67,440	56,217	1,587,657

(1)	Represents an amount equal to the aggregate premiums that Donegal Mutual would have paid to maintain in effect the same medical, health, disability and life insurance coverage Donegal Mutual provided to the named executive officer immediately prior to the date of such termination had the named executive officer remained employed for 36 months following the date of termination, assuming no increase in insurance premium rates. There are no other payments that would be owed with respect to benefits or perquisites.

Limitations on the Deductibility of Compensation

Section 162(m) of the Code generally does not allow us to deduct annual compensation we pay to any of our named executive officers that is in excess of $1.0 million for federal income tax purposes.

Although our compensation committee is aware of the Section 162(m) limitation, our compensation committee believes that it is equally important to maintain flexibility and the competitive effectiveness of the compensation of our named executive officers. Our compensation committee may, therefore, from time to time, authorize compensation agreements or plans that would not be deductible for federal income tax purposes if our compensation committee believes it is in our best interests and in the best interests of our stockholders to do so.

Our Annual Cash Incentive Bonus Plan

For 2024, we had an annual cash incentive bonus plan for our executive officers, including our named executive officers. We determined the amount, if any, available for the award of these bonuses based on the achievement of financial performance objectives of the Donegal Insurance Group and us.

We used the following financial performance measures, as we define later in this section, to determine the amount of performance-based cash bonuses for each named executive officer:

●	commercial lines direct premium growth rate for the Donegal Insurance Group;

●	adjusted statutory combined ratio for the Donegal Insurance Group; and

●	our operating return on equity.

The Compensation Committee chose these performance measures to tie a portion of the compensation of our executive officers directly to our growth and profit objectives for 2024 and to provide a significant financial incentive for our executive officers to achieve those objectives. In a change from 2023, our annual cash incentive bonus plan for 2024 did not include performance objectives for personal lines premium growth.

The Compensation Committee established weightings for each performance measure and established threshold, target and maximum performance objectives for each performance measure. The following table shows the performance measures, performance objectives, weighting percentages and actual results for 2024:

		Performance Objectives							Actual
Performance Measure	Weighting	Threshold	Level 1	Level 2	Target	Level 3	Level 4	Maximum	Result
Commercial Lines Premium Growth	15%	0.5%	1.0%	1.5%	2.0%	2.5%	3.0%	3.5%	4.3%

Adjusted Statutory Combined Ratio	65%	100.0%	99.0%	98.0%	97.0%	96.0%	95.0%	94.0%	96.9%

Operating Return on Equity	20%	7.5%	8.0%	8.5%	9.0%	9.5%	10.0%	10.5%	8.6%

Each of our named executive officers had the ability to earn a performance-based cash bonus for each performance measure, and we paid no bonus for an individual performance measure if the threshold performance objective for that performance measure was not achieved. Potential cash bonuses for each of our named executive officers ranged from 40% to 100% of their base salary, as shown in the following table.

Percentage of Base Salary
Threshold	Level 1	Level 2	Target	Level 3	Level 4	Maximum
40.0%	50.0%	60.0%	70.0%	80.0%	90.0%	100.0%

We calculated cash bonuses separately for each performance measure by multiplying base salary times the incentive level bonus percentage achieved times the weighting percentage for the performance measure. The total cash bonus each of our named executives received was equal to the sum of the calculations for the three performance measures. Our named executive officers earned cash bonuses with respect to the achievement of the performance objectives for the commercial lines direct premium growth, adjusted statutory combined ratio and operating return on equity for 2024. The amounts of the cash bonuses are set forth under the Annual Cash Bonus column under “Summary Compensation Table.”

The Compensation Committee retained, but did not exercise, the discretion to reduce, but not increase, the cash bonuses payable pursuant to the annual cash incentive bonus plan.

The Compensation Committee approved a similar annual cash incentive bonus plan for 2025 for our executive officers, including our named executive officers.

Definition of Performance Measures

Commercial Lines Direct Premium Growth Rate - We define the commercial lines direct premium growth rate as the percentage of annual growth in direct premiums written of the Donegal Insurance Group for its commercial lines of business.

Adjusted Statutory Combined Ratio - We define the adjusted statutory combined ratio as the combination of the annual loss ratio, loss expense ratio, underwriting expense ratio and dividend ratio for the Donegal Insurance Group, calculated in accordance with statutory accounting principles and then adjusted to exclude any net effect that exceeds $15.0 million for the single largest catastrophe loss event, accruals for bonuses under executive cash incentive bonus plans and stock option compensation expense.

Operating Return on Equity - We define operating return on equity as our return on equity, calculated in accordance with GAAP and then adjusted to exclude net investment gains or losses from net income and to exclude accumulated other comprehensive income or loss, which primarily consists of unrealized gains or losses on our available-for-sale fixed-maturity investments, from stockholders’ equity.

Our Long-Term Executive Incentive Plan

For 2024, we had a long-term executive incentive plan for our executive officers, including our named executive officers, pursuant to which we will determine the amount, if any, available for the award of cash bonuses to our named executive officers based on the achievement of financial performance objectives tied to the average adjusted statutory combined ratio for the Donegal Insurance Group over a three-year period that includes the calendar years of 2023, 2024 and 2025. Our named executive officers must be employed on December 31, 2025 in order to receive a bonus under the long-term executive incentive plan.

We will use the average adjusted statutory combined ratio for the Donegal Insurance Group, as we define in “Our Annual Cash Incentive Bonus Plan - Definition of Performance Measures,” for the three calendar years to determine the amount of performance-based cash bonuses under the long-term executive incentive plan for each named executive officer. Potential cash bonuses for each of our named executive officers ranged from 15% to 85% of their base salary, payable in a lump-sum payment in early 2026, as shown in the following table.

Average Adjusted	Performance Objectives
Statutory Combined Ratio	Under 94%	94-94.99%	95-95.99%	96-96.99%	97-97.99%	98-98.99%	99-99.99%	Over 100%
Percentage of Base Salary	85%	70%	60%	50%	40%	25%	15%	None

The Compensation Committee chose this performance measure to tie a portion of the long-term compensation of our executive officers directly to our profit objectives and to provide a significant financial incentive for our executive officers to achieve those objectives.

The Compensation Committee retains the discretion to reduce, but not increase, the cash bonuses payable pursuant to the long-term executive incentive plan.

Other Aspects of Our Compensation Philosophy

Other Benefits

We provide our named executive officers with the same employee benefits that all of our other employees receive under our broad-based benefit plans. These plans provide for health benefits, life insurance and other customary welfare benefits.

Perquisites

We do not provide our named executive officers with any retirement, welfare plan benefits or other perquisites that we do not provide to all of our other employees other than as we disclose in this proxy statement.

Summary Compensation Table

The following table shows the compensation we paid during 2024, 2023 and 2022 for services rendered in all capacities to our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. We refer to these officers, whom we name in the table below, as our named executive officers. We maintain employment agreements with all of our executive officers, including our named executive officers. We refer you to “Employment Agreements with Our Named Executive Officers” elsewhere in this proxy statement for a description of those employment agreements. We do not provide any of our named executive officers with restricted stock awards, non-equity incentive plan compensation, deferred compensation or pension benefits, with the exception of two of our named executive officers who receive an annual restricted stock award of 500 shares of our Class A common stock as part of their compensation for serving as members of our board of directors or Donegal Mutual’s board of directors.

Based on the compensation our named executive officers earned in 2024, their salaries and performance-based compensation accounted for 53.1% and 38.5%, respectively, of their total compensation in 2024.

Name and Principal Position	Year	Salary($)	Annual Cash Bonus ($)(1)	Long-Term Cash Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Kevin G. Burke,	2024	750,000	543,750	—	6,995	33,840	122,225	1,456,810
President and Chief Executive Officer	2023	750,000	—	—	7,100	36,240	121,100	914,440
	2022	725,000	184,728	108,663	7,145	35,520	119,375	1,180,431

W. Daniel DeLamater,	2024	547,000	396,659	—	—	28,200	20,425	992,284
Executive Vice President and Chief Operating Officer

Jeffery T. Hay,	2024	459,000	332,775	—	—	28,200	20,425	840,400
Executive Vice President	2023	459,000	—	—	—	27,180	15,095	501,275
	2022	442,000	112,627	44,167	—	26,640	13,815	639,249

Jeffrey D. Miller,	2024	643,000	466,175	—	6,995	31,020	111,425	1,258,615
Executive Vice President and Chief Financial Officer	2023	643,000	—	—	7,100	31,710	110,300	792,110
	2022	618,000	157,443	92,614	7,145	31,080	108,575	1,014,857

Sanjay Pandey,	2024	488,000	353,800	—	—	28,200	20,365	890,365
Executive Vice President and Chief Information Officer	2023	488,000	—	—	—	27,180	19,800	534,980
	2022	468,000	119,252	70,148	—	26,640	18,075	702,115

(1)	Our executive officers are eligible to participate in an annual cash incentive bonus plan. We refer you to “Executive Compensation – Our Annual Cash Incentive Bonus Plan” elsewhere in this proxy statement.

(2)	Our executive officers are eligible to participate in a long-term cash incentive bonus plan. We refer you to “Executive Compensation – Our Long-Term Executive Incentive Plan” elsewhere in this proxy statement.

(3)	We show the option awards at an estimated grant date fair value, which we calculated by using an option pricing model. Further, the options are subject to a vesting schedule, and the estimated value obtained from the option pricing model does not represent actual value based upon trading prices of our Class A common stock at the grant date. See Note 13 to our Consolidated Financial Statements included in our 2024 Annual Report for information on the accounting treatment and calculation of the grant date fair value of these stock options.

(4)	In the case of Messrs. Burke and Miller, the totals shown include directors fees of $101,800 and $91,000, respectively, and a matching 401(k) plan contribution of $20,425 paid during 2024. Mr. Burke serves on our board of directors and the board of directors of Donegal Mutual. Mr. Miller serves on the board of directors of Donegal Mutual. In the case of Messrs. DeLamater, Hay and Pandey, the totals shown represent matching 401(k) plan contributions paid during 2024.

Grants of Plan-Based Awards

During 2024, we granted non-qualified options to purchase shares of our Class A common stock at an exercise price of $15.76 per share to our named executive officers as set forth in the following table. At the close of business on the day before the date on which we granted the options, the closing market price per share of our Class A common stock was $15.76.

Name	Grant Date	Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Option Awards($)
Kevin G. Burke	12/19/2024	24,000	15.76	33,840
W. Daniel DeLamater	12/19/2024	20,000	15.76	28,200
Jeffery T. Hay	12/19/2024	20,000	15.76	28,200
Jeffrey D. Miller	12/19/2024	22,000	15.76	31,020
Sanjay Pandey	12/19/2024	20,000	15.76	28,200

Stock Incentive Plans

We have an equity incentive plan for our employees and an equity incentive plan for our directors. Under these plans, our board of directors, upon the recommendation of its compensation committee, may grant options to purchase our Class A common stock and, in the case of our directors, restricted stock awards as well as stock options. Grants under the plans can take the form of incentive stock options, non-qualified stock options, stock units and other stock-based awards. With the exception of an annual fixed restricted stock award of Class A shares we have issued to our directors and to the directors of Donegal Mutual who do not also serve as our directors, all of our incentive compensation grants have been stock options. The purpose of the plans is to provide long-term incentive awards to our employees and directors as a means to attract, motivate, retain and reward talented and experienced persons.

At December 31, 2024, we had reserved 3,649,900 shares of our Class A common stock for future grants under our equity incentive plan for employees and 440,000 shares of our Class A common stock for future grants under our equity incentive plan for directors. If any shares we have reserved for issuance upon the exercise of an option are not issued for any reason, we may again grant options to purchase those shares.

If the number and kind of shares available for grants and options under our plans and the exercise price of outstanding options were to change by reason of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting the number of outstanding shares of our Class A common stock, the plans provide for an automatic adjustment in the kinds of shares and the price per share to reflect any increase or decrease in the number of, change in kind of or change in value of shares to preclude the enlargement or dilution of rights and benefits under the plans. Unless we otherwise provide in an individual option or employment agreement, unvested options do not automatically accelerate in the event we enter into a business combination or we sell all or substantially all of our assets. The vesting of stock options accelerates upon death or permanent disability of the holder of the options. In the event of disability, stock options are exercisable within the earlier of three years from the date of termination of employment due to disability or the original expiration date of the option. In the event of death, options must be exercised within the earlier of three years from the date of death or the original expiration date of the option.

Our board of directors, upon the recommendation of its compensation committee, has:

●	the authority to determine the persons eligible to receive an option or restricted stock grant, the number of shares subject to each option or restricted stock award, the exercise price of each option, the vesting schedule, the circumstances in which the vesting of options or restricted stock awards may accelerate and any extension of the period for exercise; and

●	the authority to determine any matter relating to options or restricted stock awards granted under our stock incentive plans.

Our board of directors has the authority to suspend, amend or terminate our stock incentive plans, except as would adversely affect the rights of persons holding outstanding awards under such plans without the consent of such persons.

Outstanding Equity Awards at December 31, 2024

The following table summarizes the outstanding equity awards our named executive officers held at December 31, 2024. All of the options listed have a five-year term.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
	(#) Exercisable	(#) Unexercisable
Kevin G. Burke	27,000	—	14.43	12/17/2025	500	7,735
	24,000	—	14.39	12/16/2026
	16,000	8,000	14.09	12/15/2027
	8,000	16,000	13.87	12/21/2028
	—	24,000	15.76	12/19/2029

W. Daniel DeLamater	12,000	—	14.43	12/17/2025	—	—
	18,000	—	14.39	12/16/2026
	12,000	6,000	14.09	12/15/2027
	6,000	12,000	13.87	12/21/2028
	—	20,000	15.76	12/19/2029

Jeffery T. Hay	10,000	—	14.07	1/4/2026	—	—
	18,000	—	14.39	12/16/2026
	12,000	6,000	14.09	12/15/2027
	6,000	12,000	13.87	12/21/2028
	—	20,000	15.76	12/19/2029

Jeffrey D. Miller	24,000	—	14.43	12/17/2025	500	7,735
	21,000	—	14.39	12/16/2026
	14,000	7,000	14.09	12/15/2027
	7,000	14,000	13.87	12/21/2028
	—	22,000	15.76	12/19/2029

Sanjay Pandey	21,000	—	14.43	12/17/2025	—	—
	18,000	—	14.39	12/16/2026
	12,000	6,000	14.09	12/15/2027
	6,000	12,000	13.87	12/21/2028
	—	20,000	15.76	12/19/2029

Option Exercises and Stock Vested

The following table summarizes the stock options our named executive officers exercised and the restricted stock awards our named executive officers acquired on vesting during 2024 and the values realized upon exercise and vesting:

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin G. Burke	90,000	115,380	500	6,995
W. Daniel DeLamater	20,000	12,989	—	—
Jeffery T. Hay	—	—	—	—
Jeffrey D. Miller	85,000	106,920	500	6,995
Sanjay Pandey	75,000	48,603	—	—

(1)	We calculate the value our named executive officers realized on vesting of restricted stock awards based upon the closing price of our Class A common stock on NASDAQ Global Select Market on the vesting date.

Pension Benefits

None of our named executive officers participated in or had an account balance in qualified or non-qualified defined benefit plans that we sponsored in 2022, 2023 or 2024, and we contemplate none for 2025.

Non-Qualified Deferred Compensation

None of our named executive officers participated in or had an account balance in non-qualified deferred compensation plans or other deferred compensation plans that we maintained in 2022, 2023 or 2024, and we contemplate no such plans for 2025.

Limitation of Liability and Indemnification

Our certificate of incorporation includes a provision that limits, to the maximum extent Delaware law permits, the liability of our directors and officers to us and to our stockholders for money damages except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	active and deliberate dishonesty established by a final judgment as being material to the cause of action.

This limitation does not, however, apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding.

Our certificate of incorporation and by-laws obligate us, to the maximum extent Delaware law permits, to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened or pending action, suit or proceeding by reason of the fact that such person is serving or served as one of our directors or officers, or, while one of our directors or officers, is serving or served, at our request, as a director or officer of another entity. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our officers and directors pursuant to the foregoing provisions, we understand that, in the opinion of the SEC, such indemnification is against public policy as expressed in such laws and is unenforceable.

In addition, our certificate of incorporation and by-laws permit us, at our expense, to purchase and maintain insurance to protect us, Donegal Mutual and any of our or their subsidiaries’ directors, officers or employees against any liability of any character asserted against or incurred by us, Donegal Mutual or any such director, officer or employee or arising out of any such person’s corporate status, whether or not we would have the power to indemnify such person against such liability under Delaware law or Pennsylvania law, as the case may be. We also maintain, and intend to continue to maintain, liability insurance that covers our officers and directors as well as the officers and directors of Donegal Mutual and the directors and officers of our subsidiaries and the subsidiaries of Donegal Mutual.

Pay Ratio Disclosure

We believe the compensation of our executive officers should be internally consistent and equitable in order to motivate our employees to seek to create stockholder value. We have a commitment to internal pay equity, and our compensation committee monitors the relationship between the compensation of our executive officers and the compensation of our other employees. Our compensation committee reviewed a comparison of the compensation of our chief executive officer (base salary, incentive pay and stock option awards) to the compensation (base salary, incentive pay and stock option awards) of all of our employees in 2024. For 2024, the median of the annual total compensation of all of our employees, excluding the compensation of our chief executive officer, was $93,177 and the annual total compensation of our chief executive officer in 2024 was $1,327,590. Thus, the ratio of the annual total compensation of our chief executive officer in 2024 to the median of the annual total compensation in 2024 of all of our other employees was 14.2 to 1.

We calculated the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee in accordance with applicable SEC regulations. We identified our median employee compensation by examining the compensation (base salary, incentive pay and stock option awards) in 2024 of all of our employees whom we employed on December 31, 2024, the last day of our 2024 payroll year, excluding our chief executive officer. We included all employees, whether employed on a full-time basis or a part-time basis on that date. We did not make any assumptions, adjustments or estimates with respect to our annual total compensation in 2024. In computing our median annual employee compensation, we used the same methodology we use for determining the compensation of our named executive officers set forth in the 2024 Summary Compensation Table included elsewhere in this proxy statement. We did not annualize the compensation of any full-time employees whom we did not employ for all of 2024.

Pay Versus Performance

SEC rules require certain adjustments to the summary compensation totals that appear in this proxy statement under the caption “Executive Compensation Discussion and Analysis - Summary Compensation Table” in order to determine “compensation actually paid” as those rules define that term. The following table summarizes the compensation actually paid to our president and chief executive officer, who is our principal executive officer (“PEO”), and the average compensation actually paid to our other named executive officers (“Non-PEO NEOs”) for fiscal years 2020 through 2024:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Class A Common Stock Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) ($)	Combined Ratio (%)
2024	1,456,810	1,464,535	995,416	1,003,072	130.65	136.71	50,862,252	98.6
2023	914,440	897,995	579,336	566,573	112.65	104.50	4,425,504	104.4
2022	1,180,431	1,256,456	751,940	805,762	109.16	102.08	(1,959,405)	103.3
2021	1,017,560	1,044,160	677,148	695,284	104.91	105.60	25,254,174	101.0
2020	1,290,278	1,281,678	847,290	840,466	98.98	90.33	52,815,252	96.0

(1)	Kevin Burke was our PEO for each of fiscal years 2020 through 2024.

(2)	We calculated the compensation actually paid to our PEO for each fiscal year as shown in the following table:

Year	2024	2023	2022	2021	2020
PEO
Summary compensation total	$ 1,456,810	$ 914,440	$ 1,180,431	$ 1,017,560	$ 1,290,278
Less: Equity award values reported in summary compensation total	(43,235)	(43,340)	(42,665)	(36,075)	(38,460)
Add: Fair value of outstanding unvested equity awards granted in covered year	40,855	40,355	51,500	34,985	23,235
Change in fair value of outstanding unvested equity awards from prior years	(18,195)	(61,000)	(28,435)	(18,975)	(78,210)
Change in fair value of equity awards that vested in covered year	28,300	47,540	95,625	46,665	84,835
Compensation actually paid	$ 1,464,535	$ 897,995	$ 1,256,456	$ 1,044,160	$ 1,281,678

(3)	The following non-PEO NEOs are included in the average figures shown:

(a)	2024: Daniel DeLamater, Jeffery Hay, Jeffrey Miller and Sanjay Pandey

(b)	2023: Jeffery Hay, Jeffrey Miller, Sanjay Pandey, Daniel Wagner

(c)	2022: Jeffery Hay, Jeffrey Miller, Sanjay Pandey, Daniel Wagner

(d)	2021: Jeffery Hay, Richard Kelley, Jeffrey Miller and Sanjay Pandey

(e)	2020: Richard Kelley, Jeffrey Miller, Sanjay Pandey and Daniel Wagner

(4)	We calculated the average compensation actually paid to our non-PEO NEOs for each fiscal year as shown in the following table:

Year	2024	2023	2022	2021	2020
Non-PEO NEOs
Summary compensation total	$ 995,416	$ 579,336	$ 751,940	$ 677,148	$ 847,290
Less: Equity award values reported in summary compensation total	(30,061)	(30,088)	(29,536)	(19,001)	(26,771)
Add: Fair value of outstanding unvested equity awards granted in covered year	29,879	27,811	36,463	18,316	14,809
Change in fair value of outstanding unvested equity awards from prior years	(10,499)	(43,250)	(16,273)	(7,156)	(58,819)
Change in fair value of equity awards that vested in covered year	18,337	32,764	63,168	25,977	63,957
Compensation actually paid	$ 1,003,072	$ 566,573	$ 805,762	$ 695,284	$ 840,466

We determined fair value of equity awards in the same manner we determine fair value for share-based payments we reflect in our financial statements.

We calculated the value of an initial fixed $100 investment at December 31, 2019 based on total shareholder return for our Class A common stock and peer group total using the same methodology that we used in preparing the performance graph that appeared in our 2024 Annual Report on Form 10-K. Our peer group consists of Cincinnati Financial Corporation, The Hanover Insurance Group, Inc., Horace Mann Educators Corporation, Kemper Corporation, Selective Insurance Group Inc. and United Fire Group, Inc.

We present below graphs showing the relationship of the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs to (1) our TSR, (2) our net income (loss) and (3) our combined ratio and our cumulative total shareholder return (“TSR”) compared to our peer group TSR for fiscal years 2020 through 2024:

We consider the following financial performance measures, as we define them in this proxy statement under the caption “Our Annual Cash Incentive Bonus Plan - Definition of Performance Measures,” as our most important financial performance measures we used to link compensation actually paid to our named executive officers to our performance for 2024:

●	commercial lines direct premium growth rate for the Donegal Insurance Group;

●	adjusted statutory combined ratio for the Donegal Insurance Group; and

●	our operating return on equity.

Joint Report of the Compensation Committees of Donegal Mutual and DGI

Our compensation committee held a joint meeting with the compensation committee of the board of directors of Donegal Mutual on March 4, 2025. The compensation committees reviewed and discussed the compensation discussion and analysis that appears in this proxy statement under the caption “Executive Compensation Discussion and Analysis.”

Based on the review and discussion by our compensation committee with management and the joint meeting with the members of our compensation committee and the compensation committee of Donegal Mutual, the members of our compensation committee then held a separate meeting at which our compensation committee reviewed our results relative to our corporate objectives for 2024. Our compensation committee then reviewed the individual performance of our named executive officers.

Our compensation committee recommended to our board of directors that our board of directors approve the inclusion of the compensation discussion and analysis set forth in this proxy statement under the caption “Executive Compensation Discussion and Analysis” for filing with the SEC and the incorporation by reference of such compensation discussion and analysis in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

The foregoing report is provided by the following directors who constitute our compensation committee and the compensation committee of the board of directors of Donegal Mutual:

March 4, 2025

Jennifer G. Anderson

Michael K. Callahan

Jack L. Hess

Kevin M. Kraft, Sr.

Jon M. Mahan

S. Trezevant Moore, Jr.

Members of the Compensation Committees of Donegal Group Inc. and Donegal Mutual Insurance Company

Equity Compensation Plan Information

The following table sets forth information regarding our common stock equity compensation plans at December 31, 2024:

Plan category	Number of Class A shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of Class A shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	3,486,493	$14.57	4,089,900
Equity compensation plans not approved by securityholders	—	—	—
Total	3,486,493	$14.57	4,089,900

Our equity compensation plans do not provide for the issuance of shares of our Class B common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The DGCL, the PHCA and our by-laws govern the election of our directors by our stockholders. Because Donegal Mutual has owned more than a majority of the aggregate voting power of our outstanding shares of common stock since our formation in 1986, Donegal Mutual has had the ability to control the election of all of our directors and has voted every year since 1986 to elect as our directors the candidates nominated by our nominating committee and board of directors. Donegal Mutual has advised us in writing that it will also do so at our 2025 Annual Meeting.

The following discussion summarizes the process the nominating committee of our board of directors follows in connection with the nomination of candidates for election as directors by our stockholders and their taking of office.

Nominations

Our by-laws provide that:

●	our board of directors shall annually appoint a nominating committee that consists of not less than two directors who are not officers or employees of Donegal Mutual or us and who do not own beneficially 10% or more of our Class A common stock or our Class B common stock; and

●	our nominating committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election by our stockholders as directors to succeed the class of directors whose terms of office will expire upon the election of directors of that class at that year’s annual meeting of stockholders and their taking of office.

In accordance with our by-laws, on April 18, 2024 our board of directors appointed a nominating committee consisting of Jack L. Hess, Kevin M. Kraft, Sr. and Jon M. Mahan. Neither Mr. Hess, Mr. Kraft nor Mr. Mahan is an officer or employee of Donegal Mutual or us or a beneficial owner of a 10% or greater interest in our Class A common stock or a 10% or greater interest in our Class B common stock.

Our Director Nominating Procedures

Any stockholder may nominate a candidate for election as director at any annual meeting of our stockholders provided the stockholder complies with the advance notice provisions and other applicable provisions of our by-laws. We describe those procedures under “Stockholder Proposals for Our 2026 Annual Meeting of Stockholders” elsewhere in this proxy statement. Our nominating committee may also consider candidates our management proposes. We do not use executive search firms to identify director candidates.

With the exception of applicable regulations of the SEC, the listing application standards of NASDAQ and the requirements of the PHCA, our nominating committee does not have any specific, minimum qualifications for the nomination of a candidate for election as one of our directors. Our nominating committee may take into account such factors as it deems appropriate. These factors include the judgment, skill, diversity and business experience of the candidate, the interplay of the candidate’s experience with the experience of the other members of our board of directors and the extent to which the candidate would contribute to the overall effectiveness and collective experience of our board of directors.

Our nominating committee and our board of directors considers, at a minimum, the following factors on a non-exclusive basis in identifying and evaluating potential new director candidates, including any stockholder nominee, or the continued service of our current directors:

●	The professional experience of a candidate for election as a director. A candidate should have a record of accomplishments and have recognized achievements in the candidate’s field of employment.

●	Whether the candidate serves as a member of Donegal Mutual’s board of directors.

●	The education, expertise and experience of the candidate, and the candidate’s ability to offer advice and guidance to our chief executive officer based on that candidate’s education, expertise and experience.

●	The candidate’s possession of high personal and professional ethics, integrity and values, as well as a demonstrated record of cooperative interaction with the board of directors and senior management of other companies for which the candidate serves as a director.

●	A candidate should be inquisitive and objective, and have the ability to exercise practical and sound business judgment and think independently.

●	The ability of the candidate to devote sufficient time to carrying out effectively his or her duties and responsibilities as one of our directors.

●	A candidate should have a history of engagement in his or her principal position of not less than five years during which the candidate has demonstrated the candidate’s ability to work effectively with others.

We seek qualified candidates who, taken together, represent a diversity of skills, backgrounds and experience, including ethnic background, gender, geographic and professional experience. Our nominating committee assesses the areas of expertise and functional skills that would assist us in rounding out the existing collective strengths of our board of directors.

Because Donegal Mutual has maintained majority voting control of us since our formation in 1986, a majority of our board of directors since 1986 has at all times included that number of directors who also serve as members of the board of directors of Donegal Mutual as is sufficient to constitute a majority of the members of our board of directors. The number of Donegal Mutual-designated members who serve on our board of directors has ranged from six of eight directors in 1986 to seven of 11 directors in 2024. The number of Donegal Mutual directors who also serve on our board of directors will decrease to six of 10 directors following our 2025 Annual Meeting. It is our intent and the intent of Donegal Mutual to maintain that number of Donegal Mutual directors who also serve on our board of directors as constitutes a majority of our board of directors as long as Donegal Mutual continues to own more than a majority of the aggregate voting power of our two outstanding classes of common stock.

Subject to Donegal Mutual’s maintenance of its designees as a majority of the members of our board of directors, the nominating committee in nominating candidates for election as members of our board of directors takes into account the relative diversity of our policyholders and our stockholders. The nominating committee does not discriminate against any director candidate on the basis of race, color, religion, sex, national origin, age, ancestry or disability.

The Role of the Nominating Committee of Our Board of Directors

Our nominating committee met on December 5, 2024 to evaluate the performance and qualifications of the three incumbent Class C members of our board of directors whose terms will expire upon the election of their successors at our 2025 Annual Meeting and the taking of office by their successors. Mr. Berlucchi informed us that he would not seek reelection to a new term. After considering the performance during their past service on our board of directors and qualifications of Mr. Huber and Mr. Moore, the remaining two incumbent Class C members of our board of directors, our nominating committee nominated them for reelection to a new term as Class C directors. On March 4, 2025, our board of directors met and accepted the report of our nominating committee and approved the nomination by our nominating committee of the two nominees for election as Class C directors at our 2025 Annual Meeting.

Our Nominees for Election as Class C Directors at Our 2025 Annual Meeting

Our board of directors currently has 11 members and consists of four Class A directors, four Class B directors and three Class C directors. We elect each director of each class for a three-year term and until the director’s successor takes office. The current three-year terms of our Class C directors expire at our 2025 Annual Meeting and upon the election and taking of office by their successors. The current three-year terms of our Class A directors next expire at our 2026 annual meeting of stockholders and upon the election and taking of office by their successors, and the current three-year terms of our Class B directors next expire at our 2027 annual meeting of stockholders and upon the election and taking of office by their successors. We believe our nominees for election as Class C directors possess the experience and qualifications to provide sound guidance and oversight to our senior executive management.

We will elect two Class C directors at our 2025 Annual Meeting. Effective as of the conclusion of our 2025 Annual Meeting, the size of our board of directors will be reduced from 11 members to 10 members. Unless you have marked your proxy card to the contrary, we have instructed the proxies named on your proxy card to vote for the election of the two nominees for Class C directors we name in this proxy statement.

If any of the named nominees for Class C director becomes unavailable for any reason, our board of directors will designate a substitute nominee. Our board of directors believes each nominee will be able to serve if elected. A majority of our board of directors may fill any vacancy that occurs in our board of directors for any reason until the expiration of the term of the class of directors in which the vacancy has occurred.

The names of our two nominees for election as Class C directors, and our Class A directors and our Class B directors who will continue in office after our 2025 Annual Meeting until the expiration of their respective terms and the election and taking of office of their respective successors, together with certain information regarding them, are as follows:

Class C Directors
Name	Age	Director Since	Year Term Will Expire*
Barry C. Huber	73	2015	2028
S. Trezevant Moore, Jr.	71	2006	2028

*	If elected at our 2025 Annual Meeting

Our Class A Directors and Our Class B Directors Who Will Continue as Directors After Our 2025 Annual Meeting

Class A Directors
Name	Age	Director Since	Year Term Will Expire
Kevin G. Burke	59	2016	2026
Jack L. Hess	77	2011	2026
David C. King	61	2020	2026
Annette B. Szady	64	2020	2026

Class B Directors
Name	Age	Director Since	Year Term Will Expire
Dennis J. Bixenman	78	2018	2027
Kevin M. Kraft, Sr.	72	2009	2027
Jon M. Mahan	55	2006	2027
Britta H. Schatz	64	2024	2027

Our board of directors recommends you vote FOR the election of the two nominees for Class C directors we name above.

Mr. Bixenman has been a director of Donegal Mutual since 2006. For a number of years prior to his retirement in 2012, Mr. Bixenman served as vice president and senior consultant of Williams & Company Consulting, Inc., an environmental and business consulting firm with its headquarters in Sioux City, Iowa. Mr. Bixenman is a certified public accountant with extensive experience in auditing and preparing financial statements. We believe Mr. Bixenman’s background and financial accounting expertise qualifies Mr. Bixenman to serve on our board of directors.

Mr. Burke has served as our president and chief executive officer since 2015 and as one of our directors since October 2016. Mr. Burke has served as president and chief executive officer of Donegal Mutual since September 2018 and as a director of Donegal Mutual since 2014. He served as executive vice president and chief operating officer of Donegal Mutual from 2014 to August 2018, as senior vice president of human resources of Donegal Mutual and us from 2005 to 2014 and as vice president of human resources of Donegal Mutual and us from 2001 to 2005. We believe Mr. Burke’s leadership and experience in these positions with Donegal Mutual and us qualifies him to serve on our board of directors.

Mr. Hess, a certified public accountant for more than 40 years, retired as a partner of Bertz, Hess & Co., LLP, a public accounting firm, on December 31, 2015. He was a partner of that firm and a predecessor firm since 1982. Mr. Hess is managing partner of Hempland Associates, a real estate investment partnership based in Lancaster County, Pennsylvania. Mr. Hess has been a director of Donegal Mutual since 2009, a director of us since 2011 and a director of Conestoga Title Insurance Company, a subsidiary of Donegal Mutual, since 2006. Mr. Hess’ background brings significant auditing and tax expertise to our board of directors as well as experienced business management skills, which we believe qualifies Mr. Hess to serve on our board of directors.

Mr. Huber practiced for over 35 years as a certified public accountant with Trout, Ebersole & Groff, LLP, a public accounting firm, for which he served as managing partner from 1998 to 2010. He retired from that firm in 2012. We believe the experience of Mr. Huber as the managing partner of a major regional public accounting firm qualifies Mr. Huber to serve on our board of directors.

Mr. King has served as the president and chief executive officer of Horst Insurance, a Lancaster, Pennsylvania-based independent insurance agency, since 2005 and served in various leadership positions within that agency from 1995 to 2005. Mr. King also serves as the corporate risk manager for Horst Group, Inc., the parent company of Horst Insurance, and has served on the board of directors of that entity since 2005. Mr. King has supported the insurance industry and the Lancaster, Pennsylvania community through his participation in various insurance industry associations, representation on agency advisory boards for several insurance companies and service on numerous boards of directors. Mr. King’s insurance industry and business leadership experience brings significant expertise and the perspective of an insurance agent to our board of directors, which we believe qualifies Mr. King to serve on our board of directors.

Mr. Kraft has been the chief executive officer of Clyde W. Kraft Funeral Home, Columbia, Pennsylvania since 1995. Mr. Kraft is also registered as an insurance agent with the Pennsylvania Department of Insurance. Mr. Kraft has been a director of Donegal Mutual since 2003. Mr. Kraft also serves on the board of directors of a Lancaster County-based water utility, and Conestoga Title Insurance Company, a subsidiary of Donegal Mutual. We believe Mr. Kraft’s background and experience qualifies him to serve as a member of our board of directors.

Mr. Mahan has been a managing director in the Investment Banking Division of Stifel Nicolaus & Company, Incorporated since 2005. Mr. Mahan specializes in corporate finance with a focus on mergers and acquisitions, and has experience with a variety of corporate transactions involving mergers and acquisitions. Mr. Mahan’s expertise benefits our analysis of acquisition opportunities and makes him a desirable member of our board of directors.

Mr. Moore retired as a managing director of Georgia Banking Company, a commercial bank, a position he held from December 2021 to June 2024. Mr. Moore was head of capital markets for Lima One Capital, LLC from June 2017 until MFA Financial, Inc. acquired that entity in December 2021. From December 2016 to June 2017, Mr. Moore served as a managing director of Promontory MortgagePath. From October 2014 to December 2016, Mr. Moore was an executive vice president of FirstKey Mortgage, LLC, a subsidiary of Cerberus. Mr. Moore served as a managing director in the securities unit of the Royal Bank of Scotland from October 2012 to October 2014. From March 2010 until October 2012, Mr. Moore served as senior vice president, Strategic Investment Group, of The Federal Home Loan Mortgage Corporation. We believe the experience of Mr. Moore in mortgage securities and financial businesses amply qualifies him to serve as a member of our board of directors.

Mrs. Schatz retired as chief information officer and vice president of information technology of Penn National Mutual Casualty Insurance Company, a Harrisburg, Pennsylvania-based mutual insurance company, where she served in various executive and information technology management roles for 20 years. Mrs. Schatz has been a director of Donegal Mutual since 2023. During her tenure at Penn National Insurance, Mrs. Schatz coordinated the replacement of the core underwriting, claims and billing systems and was responsible for development and execution of strategies for areas including technology architecture, enterprise data management, predictive analytics, cloud and digital technologies, business intelligence and innovation research and development. Mrs. Schatz was also responsible for the creation and oversight of the company’s cybersecurity program and certification of cybersecurity compliance to insurance regulatory authorities. We believe Mrs. Schatz’s extensive information technology experience in the insurance industry amply qualifies her to serve as a member of our board of directors.

Mrs. Szady is a certified public accountant and served as the director of the bureau of financial examinations within the office of corporate and financial regulation of the Pennsylvania Insurance Department from 2011 to 2016. For 20 prior years, Mrs. Szady served in various financial leadership positions, including 15 years as the vice president and chief financial officer, for the largest writer of professional liability insurance for physicians in the Commonwealth of Pennsylvania. We believe Mrs. Szady’s insurance industry background, insurance regulatory experience and financial expertise qualifies Mrs. Szady to serve on our board of directors.

Six of our 11 current directors (Messrs. Bixenman, Burke, Hess and Kraft and Mses. Schatz and Szady) also serve as directors of Donegal Mutual, with which we have inter-company agreements providing for, among other things, the pooling of Atlantic States’ underwriting results with those of Donegal Mutual, reinsurance and expense-sharing. See “The Relationship of Donegal Mutual and DGI” elsewhere in this proxy statement. After the election of the nominees for Class C director we name in this proxy statement, six of our 10 directors will continue to serve as directors of Donegal Mutual. We believe our board membership appropriately represents our public stockholders, who collectively owned approximately 30% of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 3, 2025, and Donegal Mutual, which owned approximately 70% of the aggregate voting power of our outstanding shares of our Class A common stock and our outstanding shares of our Class B common stock at March 3, 2025.

Because Donegal Mutual owns approximately 70% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual will vote for the election of the two nominees we name in this proxy statement, our stockholders will elect at our 2025 Annual Meeting our two nominees to serve as Class C directors for a term of three years and until the election of their respective successors and their respective successors take office.

Our board of directors unanimously recommends that you vote FOR the election of our two nominees to serve as Class C directors for a term of three years and until the election of their respective successors and their respective successors take office.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF

KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2025

Our audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Although our by-laws do not require that we submit our audit committee’s appointment of KPMG LLP to our stockholders for ratification, we do so as a matter of appropriate corporate governance.

Representatives of KPMG LLP will attend our 2025 Annual Meeting and will respond to appropriate questions. The KPMG LLP representatives will also be able to make a statement during our 2025 Annual Meeting if any of them determines to do so.

Because Donegal Mutual owns approximately 70% of the combined voting power of our outstanding Class A common stock and our outstanding Class B common stock and because Donegal Mutual will vote for the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025, our stockholders will approve at our 2025 Annual Meeting the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Our board of directors recommends that you vote FOR the ratification of our audit committee’s appointment of KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Even if our stockholders ratify the appointment of KPMG LLP, our audit committee, in its discretion, may appoint a different independent registered public accounting firm at any time during 2025 if our audit committee determines that such a change would be in our best interests and in the best interests of our stockholders.

AUDIT AND NON-AUDIT FEES

Our audit committee approves the fees and other significant compensation we pay to our independent registered public accounting firm for the preparation and issuance of an audit report, including an opinion, or related work incidental to the opinion. Before making its determination with respect to the appointment of a public accounting firm, our audit committee carefully considers the qualifications and competence of the independent registered public accounting firm. For KPMG LLP, this process has included a review of its performance in prior years, its processes for maintaining independence, the results of its most recent internal quality control review or inspection by the PCAOB, the key members of KPMG LLP’s audit engagement team, its approach to resolving significant accounting and auditing matters, including consultation with KPMG LLP’s national office, as well as KPMG LLP’s reputation for integrity and competence in auditing and accounting. Our audit committee also approves all auditing services and permitted non-audit services, including the fees and terms for such services, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegates to our audit committee chairman pre-approval authority for non-audit services up to $25,000 subject to subsequent approval by our audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with KPMG LLP the following fees for services KPMG LLP rendered to us during 2023 and 2024 and considered whether KPMG LLP’s performance of any non-audit services was incompatible with the independence of KPMG LLP.

Audit Fees. We incurred fees of KPMG LLP in connection with the audit of our annual consolidated and statutory financial statements for 2023 and 2024, the reviews of our consolidated financial statements in our Form 10-Q quarterly reports during those years and the services KPMG LLP performed in connection with filings of registration statements and offerings. The fees for such audit services we paid or expect to pay KPMG LLP for our fiscal years ended December 31, 2023 and 2024 were $1,505,000 and $1,150,000, respectively. The following information relates to additional fees we paid KPMG LLP for services during our fiscal years ended December 31, 2023 and 2024:

●	Audit-Related Fees. We did not pay KPMG LLP any audit-related fees during our fiscal years ended December 31, 2023 or 2024.

●	Tax Fees. We did not pay KPMG LLP any tax fees during our fiscal years ended December 31, 2023 or 2024.

●	All Other Fees. We did not pay KPMG LLP any fees for other services during our fiscal years ended December 31, 2023 or 2024.

Report of Our Audit Committee

Our audit committee performs its responsibilities in accordance with the Exchange Act. Each of the members of our audit committee satisfies the independence and financial literacy requirements under applicable Exchange Act rules. Our board of directors believes that three members of our audit committee, Jack L. Hess, Barry C. Huber and Annette B. Szady, each satisfy the financial expertise requirements and have the requisite experience the SEC’s rules establish. Our audit committee operates pursuant to a written charter. You may view the full text of our audit committee’s charter on our website at www.donegalgroup.com. Our audit committee reviews and reassesses the adequacy of its charter on an annual basis.

As provided in its charter, our audit committee undertakes the following primary responsibilities:

●	the selection of, appointment of, compensation of, retention of and oversight of the work of our independent registered public accounting firm and the review of its qualifications and independence;

●	the approval, in advance, of all auditing services and all non-audit services to be performed by our independent registered public accounting firm;

●	the oversight of our accounting and financial reporting processes, including the review of our financial reports and the reports of our internal audit staff;

●	the establishment of procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters;

●	the responsibility for reviewing reports and disclosures of all related person transactions. See “Related Person Transactions” elsewhere in this proxy statement;

●	the monitoring of our enterprise risk management framework and process for identifying, assessing and monitoring key business risks; and

●	the oversight of our cybersecurity risk management processes, including active monitoring of related risks in order to assist in coordinating prevention and mitigation efforts.

Our senior executive officers who have primary responsibility for the accuracy and completeness of our financial statements and our reporting processes, including our systems of internal control, have advised the members of our audit committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States, or GAAP.

Our audit committee met eight times during 2024. Our audit committee schedules its meetings in order to have sufficient time to devote appropriate attention to all of its responsibilities. When it deems it appropriate, our audit committee holds meetings with our independent registered public accounting firm and with our internal auditors in executive sessions at which our senior executive officers are not present.

The members of our audit committee rely, without independent verification, on the information and representations our senior executive officers provide to them and on the representations our independent registered public accounting firm makes to them. As a result, you should not construe the oversight that our audit committee provides as establishing an independent basis for a determination that our senior executive officers have established and maintain appropriate internal controls over financial reporting, that we have prepared our financial statements in accordance with GAAP or that our independent registered public accounting firm conducted its audit of our financial statements in accordance with the standards of the PCAOB.

As part of our audit committee’s oversight of our financial reporting process, our audit committee reviews all annual and quarterly financial statements and discusses them with our independent registered public accounting firm and with our senior executive officers prior to the issuance of those financial statements. During 2024, our senior executive officers advised our audit committee that we had prepared each of these financial statements in accordance with GAAP, and our senior executive officers and representatives of our independent registered public accounting firm reviewed significant accounting and disclosure issues with our audit committee.

Our audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2024 with our management and with KPMG LLP. Our audit committee also discussed with KPMG LLP the matters the PCAOB Auditing Standard No. 1301 requires regarding “Communication with Audit Committees.” Our audit committee has received the written disclosures and the letter from KPMG LLP that the applicable provisions of the PCAOB require regarding communications by independent registered public accounting firms with audit committees concerning independence and has discussed with KPMG LLP its independence.

Our audit committee also reviewed methods of enhancing the effectiveness of our internal and disclosure control systems. Our audit committee, as part of this process, analyzed steps we have taken to implement a continuing analysis of the improvement and efficiency of our internal control procedures.

Based on the reviews and discussions by our audit committee that we describe above, our audit committee recommended to our board of directors that our board of directors approve the inclusion of our audited financial statements for the year ended December 31, 2024 in our 2024 Annual Report on Form 10-K for filing with the SEC.

The foregoing report is provided by the following directors who constitute our audit committee:

March 4, 2025	Jack L. Hess
Barry C. Huber
S. Trezevant Moore, Jr.
Britta H. Schatz
Annette B. Szady
Members of the Audit Committee of Donegal Group Inc.

STOCKHOLDER PROPOSALS FOR OUR

2026 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the rules of the SEC and other applicable rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2026 annual meeting of stockholders must deliver such proposal and an appropriate supporting statement in writing to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, not later than November 17, 2025. The e-mail address of Ms. Smith is sherismith@donegalgroup.com.

Section 2.3 of our by-laws provides that if a stockholder wishes to present at our 2026 annual meeting of stockholders either nominations of persons as candidates for election to the class of our board of directors whose terms expire in 2026 upon the election and taking of office by their successors or an item of business for stockholder action other than pursuant to Rule 14a-8 of the rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals in our by-laws and other applicable SEC regulations. We summarize these by-law provisions below. We must receive written notice of any such proposal that includes all of the information our by-laws require, to the attention of our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547, during the period that begins on November 17, 2025 and that ends on December 17, 2025. In addition, the deadline for a stockholder to provide notice to our corporate secretary under SEC Rule 14a-19, the SEC’s universal proxy rule, of the stockholder’s intent to solicit proxies in support of candidates submitted under our certificate of incorporation and by-laws is February 16, 2026.

A written proposal of nomination of a candidate for election as a director must set forth:

●	the name and address of the proposing stockholder, as the name and address appears on our stock register, or of the proponent who intends to make the nomination;

●	as to each person whom the proponent nominates for election or reelection as a director, the proponent must disclose all information relating to such person that the proxy rules under the Exchange Act require to be disclosed in a solicitation by an issuer of proxies for the election of directors;

●	the principal occupation or employment for the past five years of each person whose nomination the proponent intends to make;

●	a description of any arrangement or understanding between each person whose nomination the proponent proposes and the proponent with respect to such person’s nomination for election as a director and actions such person proposes to take;

●	the written consent of each person so nominated to serve as a director if elected as a director; and

●	the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

As to any other item of stockholder business that a proponent intends to bring before our 2026 annual meeting of stockholders, the written proposal must set forth:

●	a brief description of such item of stockholder business;

●	the proponent’s reasons for presenting that item of stockholder business at our 2026 annual meeting of stockholders;

●	any material interest of the proponent in that item of stockholder business;

●	the name and address of the proponent; and

●	the number of shares of our Class A common stock and the number of shares of our Class B common stock the proponent owns beneficially within the meaning of SEC Rule 13d-3 as well as the number of shares the proponent owns of record.

Only candidates stockholders nominate for election as a member of a class of our board of directors in accordance with our by-law provisions as we summarize those provisions in this proxy statement will be eligible for election as a member of a class of our board of directors at our 2026 annual meeting of stockholders. A written proposal relating to stockholder approval of any item of stockholder business other than a nomination for election as a director must include information regarding the matter the stockholder proposes for stockholder action equivalent to the information required under the rules of the SEC if the proponent were to solicit proxies for consideration by our stockholders and approval of the proposed action at a meeting of our stockholders.

At our 2026 annual meeting of stockholders, we will only transact such business as shall have been brought before our 2026 annual meeting of stockholders in accordance with the procedures our by-law provisions establish, as we summarize those procedures in this proxy statement or pursuant to SEC Rule 14a-8. The presiding officer of our 2026 annual meeting of stockholders will have the discretion to determine if a nomination or another item of stockholder business has been proposed in accordance with the procedures we set forth in our by-laws and summarize in this proxy statement. Only stockholder proposals submitted in accordance with the by-law provisions we previously summarize in this proxy statement or pursuant to SEC Rule 14a-8 will be eligible for presentation at our 2026 annual meeting of stockholders, and we will not consider any matter at our 2026 annual meeting of stockholders not submitted in accordance with the procedures we describe in this proxy statement.

HOUSEHOLDING

We may, unless we receive contrary instructions from you, send a single copy of our annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.

If you would like to receive our annual disclosure documents directly in future years rather than from your broker or other nominee holder, or if you and another stockholder share an address and you and the other stockholder would like to receive individual copies of our annual disclosure documents, you should follow these instructions:

●	If your shares are registered in your own name, please contact our transfer agent and inform it of your request to revoke or institute householding by calling Computershare Trust Company, N.A. at (800) 317-4445 or writing to Computershare Trust Company, N.A., at P.O. Box 43006, Providence, Rhode Island 02940-3006. Computershare Trust Company, N.A. will respond to your request within 30 days.

●	If a bank, broker, nominee or other holder of record holds your shares, please contact your bank, broker, nominee or other holder of record directly.

DIRECTOR - STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with our board of directors or with one or more individual members of our board may do so by sending their communication in writing addressed to a particular director or directors, or, in the alternative, to “Non-Management Directors” as a group. Please send your communication to our corporate secretary, Sheri O. Smith, at our principal executive offices at 1195 River Road, P.O. Box 302, Marietta, Pennsylvania 17547 or by e-mail to sherismith@donegalgroup.com with a request that our corporate secretary promptly forward all such communications to the addressee or addressees set forth in the communication. However, we reserve the right not to forward to board members any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS

Our board of directors does not know of any matter to be presented for consideration at our 2025 Annual Meeting other than the two matters we have described in the accompanying notice of annual meeting and in this proxy statement. However, if any stockholder properly presents such a matter in accordance with our advance notice by-laws and applicable law, we will vote the proxies we receive from our stockholders, in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the judgment of the persons named as proxies in our form of proxy card.

By order of our board of directors,

Kevin G. Burke, President and Chief Executive Officer

March 17, 2025
Marietta, Pennsylvania

DONEGAL GROUP INC.
ATTN: JEFFREY D. MILLER
1195 RIVER RD, P.O. BOX 302
MARIETTA, PA 17547

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 16, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 14, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DGICA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 16, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 14, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V61117-P24720

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

DONEGAL GROUP INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Barry C. Huber
02) S. Trezevant Moore, Jr.

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: In their discretion, our proxies are authorized to vote upon such other business as may properly come before our annual meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V61118-P24720

DONEGAL GROUP INC.
Annual Meeting of Stockholders
April 17, 2025 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel J. Wagner and V. Anthony Viozzi, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/DGICA2025 on April 17, 2025 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with our Board of Directors' recommendations.

Continued and to be signed on reverse side